UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.            )

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COMBINATORX, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of CombinatoRx, Incorporated. The meeting will be held on May 29, 2008 at 9:00 a.m. EDT at our offices at 245 First Street, Sixteenth Floor, in Cambridge, Massachusetts (see directions in Appendix A).

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or by completing, signing, dating and mailing the accompanying proxy card in the return envelope, or by attending the meeting and voting in person. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We hope that you will join us on May 29, 2008. Your continuing interest in CombinatoRx is very much appreciated.

Sincerely,

Alexis Borisy President and Chief Executive Officer

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

Time	9:00 a.m., Eastern Daylight Time

Date	Thursday, May 29, 2008

Place	The offices of CombinatoRx, Incorporated (the “Company” or “CombinatoRx”), 245 First Street, Sixteenth Floor, Cambridge, Massachusetts 02142.

Purpose

1.      To elect Barbara Deptula, Frank Haydu and W. James O’Shea as Class III members of the Board of Directors, to serve until the Company’s 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2. To ratify the selection of Ernst & Young LLP as the Company’s independent auditors.

3. To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The Board of Directors has fixed the close of business on April 4, 2008 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Admission	All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you attend, you will be asked to present valid picture identification such as a driver’s license or passport. If your CombinatoRx stock is held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and this proxy statement is being forwarded to you by your broker or nominee. As a result, your name does not appear on our list of stockholders. If your stock is held in street name, in addition to picture identification, you should bring with you a letter or account statement showing that you were the beneficial owner of the stock on the record date, in order to be admitted to the meeting.

Voting by Proxy	If you are a stockholder of record, please submit a proxy card or, for shares held in street name, the voting instruction form you receive from your broker or nominee, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. If you are a stockholder of record, you may also vote over the Internet or by telephone. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

By order of the Board of Directors,

Jason F. Cole, Secretary

April 23, 2008

COMBINATORX, INCORPORATED

245 FIRST STREET

SIXTEENTH FLOOR

CAMBRIDGE, MASSACHUSETTS 02142

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2008

AT 9:00 AM EDT

GENERAL INFORMATION

When are this proxy statement and the accompanying material scheduled to be sent to stockholders?

This proxy statement and accompanying proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, are scheduled to be sent to stockholders beginning on April 23, 2008.

Who is soliciting my vote?

The Board of Directors of CombinatoRx, Incorporated (the “Company” or “CombinatoRx”) is soliciting your vote for the 2008 Annual Meeting of Stockholders.

When is the record date for the Annual Meeting?

The Company’s Board of Directors has fixed the record date for the Annual Meeting as of the close of business on April 4, 2008.

How many votes can be cast by all stockholders?

A total of 34,846,806 shares of common stock of the Company are outstanding on April 4, 2008 and entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet.    Access the website of the Company’s tabulator, Computershare, at: www.investorvote.com, using the voter control number printed on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted, or your Internet vote cannot be completed, and you will receive an error message.

•

By Telephone.    Call 1-800-652-VOTE (1-800-652-8683) toll-free from the U.S. and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted, or your telephone vote cannot be completed.

•

By Mail.    Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope to Computershare. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed proxy but do not specify how you want your shares voted (or unless discretionary authority to cumulate votes is exercised), they will be voted FOR the nominees named herein to the Company’s Board of Directors, FOR the ratification of Ernst & Young LLP as the Company’s independent auditors and will be voted according to the discretion of the proxy holder upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

•

In Person at the Meeting.    If you attend the meeting, be sure to bring a form of personal picture identification with you, and you may deliver your completed proxy card in person, or you may vote by completing a ballot, which will be available at the meeting.

If your shares of common stock are held in street name (held for your account by a broker or other nominee):

•	By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by Internet or telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•

In Person at the Meeting.    If you attend the meeting, in addition to picture identification you should both bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal 1: FOR election of the three Class III directors (page 4)

Proposal 2: FOR ratification of selection of Ernst & Young LLP as the Company’s independent auditors (page 43)

Who pays the cost for soliciting proxies?

CombinatoRx will pay the cost for the solicitation of proxies by the Board of Directors. That solicitation of proxies will be made primarily by mail. CombinatoRx has retained Georgeson Shareholder Services to aid in the distribution and solicitation of proxies for a fee of $1,000, plus expenses. Proxies may also be solicited personally, by telephone, fax or e-mail by employees of CombinatoRx without any remuneration to such individuals other than their regular compensation. CombinatoRx will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone, or by attending the meeting and voting in person. If your stock is held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

What vote is required to approve each item?

The three nominees for election as Class III directors who receive a plurality of the shares voted for election of directors shall be elected directors (Proposal 1). A majority of votes cast is necessary for ratification of selection of Ernst & Young LLP as the Company’s independent auditors (Proposal 2).

If there are insufficient votes to approve Proposal(s) 1 or 2, your proxy may be voted by the persons named in the proxy to adjourn the Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the Annual Meeting unless you withdraw or revoke your proxy. Your proxy may be voted in this manner even though it may have been voted on the same or any other matter at a previous session of the Annual Meeting.

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by CombinatoRx to act as tabulators for the meeting. A majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. The tabulators will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director. Shares properly voted to “abstain” on a particular matter are considered as shares that are entitled to vote for the purpose of determining a quorum but are treated as having not voted on the matter.

If you hold shares through a broker, bank or other nominee, generally the nominee may vote the shares for you in accordance with your instructions. The broker may not vote the shares held in its name in its discretion on any of the matters presented at the Annual Meeting unless it receives voting instructions from you with respect to these matters. Any matter presented at the Annual Meeting with respect to which a broker, bank or other nominee does not have voting instructions from you will be counted for determining the quorum at the Meeting but will be considered as not voting on a particular matter.

Could other matters be decided at the Annual Meeting?

CombinatoRx does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy to management may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted.

Who should I call if I have any additional questions?

If you hold your shares directly, please call Jason F. Cole, Secretary of the Company, at (617) 301-7000. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1:  ELECTION OF DIRECTORS

In accordance with Delaware law and the Company’s By-laws, the Board of Directors is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Pursuant to the By-laws, the Board of Directors has fixed the number of directors at eight (8), effective at the time of the 2008 Annual Meeting. Barbara Deptula, Frank Haydu and W. James O’Shea are the directors whose terms expire at this Annual Meeting and each of them have been nominated for election to the Board of Directors to serve until the 2011 Annual Meeting and until their successors are elected.

It is intended that, unless you give contrary instructions, shares represented by proxies solicited by the Board of Directors will be voted for the election of the three nominees listed below as directors. CombinatoRx has no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of CombinatoRx, principal occupation and other biographical material is shown below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

EACH OF THESE NOMINEES FOR CLASS III DIRECTOR

(PROPOSAL 1 ON YOUR PROXY CARD)

DIRECTOR BIOGRAPHIES

CLASS III DIRECTOR NOMINEES	AGE	DIRECTOR SINCE
Barbara Deptula—Ms. Deptula is a Class III director who has served as a member of the CombinatoRx Board of Directors since December 2005.
Ms. Deptula has been the Executive Vice President of Business Development at
Shire PLC since 2004. From 2003 to 2004 she served as President of the biotechnology division of Sicor, Inc., which was subsequently acquired by Teva
Pharmaceuticals, Inc. Ms. Deptula also served as the Senior Vice President for commercial and product development at Coley Pharmaceutical Group, Inc. from
2000 to 2003. Ms. Deptula holds a B.S. in pharmacy from the University of
Connecticut and an M.B.A. in finance from the University of Chicago Business
School.	53	December 2005

Frank Haydu—Mr. Haydu is a Class III director who has served as a member of the CombinatoRx Board of Directors since August 2004. Since 2001, Mr. Haydu has been the Managing Director of Valuation Perspectives, Inc., a financial services consulting practice and since August 2005, has served in a consulting capacity at Source Precision Medicine, a life sciences medical supplier. Until
May 2001, Mr. Haydu served as the Chairman of Haydu & Lind, LLC, a senior living development company. Mr. Haydu serves on the board of directors for
Moldflow Corporation and iParty Corp. Mr. Haydu holds a B.A. in economics
from Muhlenberg College.	60	August 2004

W. James O’Shea—Mr. O’Shea is a Class III director who has served as a member of the CombinatoRx Board of Directors since June 2007. From October
1999 to March 2007, Mr. O’Shea was President and Chief Operating Officer at
Sepracor Inc. where he was responsible for successfully building that organization’s commercial infrastructure. From April to August 2007, Mr.
O’Shea served as Sepracor’s Vice Chairman. Prior to Sepracor, Mr. O’Shea was
Senior Vice President of Sales and Marketing and Medical Affairs for Zeneca
Pharmaceuticals, a business unit of Zeneca Inc. While at Zeneca, he also held several management positions of increasing responsibility in international sales and marketing in the U.S. and U.K. Mr. O’Shea is past Chairman of the National
Pharmaceutical Council and is also a board member of CollaGenex
Pharmaceuticals, Inc. and Penwest Pharmaceutical Co. Mr. O’Shea is a graduate of Liverpool Lord Byron University. He also received an honors degree in
applied physics from the Institute of Physics.	58	June 2007

CURRENT DIRECTORS	AGE	DIRECTOR SINCE
Alexis Borisy—Mr. Borisy is a Class I director who has been the Company’s President and Chief Executive Officer since March 2000 and has been a director since March 2000. From 1998 to March 2000, Mr. Borisy was an independent industry consultant, working with senior executives at pharmaceutical and biotech companies in the areas of corporate strategy, portfolio management and business development. Mr. Borisy holds an A.B. in chemistry from the University of Chicago and an A.M. in chemistry from Harvard University.	36	March 2000

Sally W. Crawford—Ms. Crawford is a Class II director who has served as a member of the CombinatoRx Board of Directors since June 2007. From
April 1985 until January 1997, Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization headquartered in New Hampshire. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities, including leading that company’s
Northern Region operations and marketing efforts. Since January 1997,
Ms. Crawford has been a healthcare consultant in New Hampshire. Ms. Crawford serves on the board of directors for Hologic, Inc., Exact Sciences Corporation and Universal American Corp. Ms. Crawford holds a B.A. in English from Smith
College and an M.S. in communications from Boston University.	54	June 2007

Michael Kauffman M.D.—Dr. Kauffman is a Class II director who has served as a member of the CombinatoRx Board of Directors since June 2006.
Dr. Kauffman is the President and Chief Executive Officer of EPIX
Pharmaceuticals, Inc. Dr. Kauffman joined Predix Pharmaceuticals, Inc., the predecessor to EPIX, in September 2002. From 1997 to 2002, he held a number of senior medical and program leadership positions at Millennium
Pharmaceuticals, Inc., including Vice President, Medicine and VELCADE
Program Leader as well as co-founder and Vice President of Medicine at
Millennium Predictive Medicine, a wholly-owned subsidiary of Millennium.
Dr. Kauffman also served as Medical Director at Biogen Corporation (now
Biogen Idec). Dr. Kauffman currently serves on the board of directors of EPIX.
Dr. Kauffman received an M.D. and Ph.D. in molecular biology and biochemistry from Johns Hopkins and holds a B.A. in biochemistry from
Amherst College. He trained in Internal Medicine at Beth Israel Deaconess and
Massachusetts General Hospitals. He is board certified in internal medicine.	44	June 2006

Patrick Fortune, Ph.D.—Dr. Fortune is a Class I director who has served as a member of the CombinatoRx Board of Directors since February 2004. Since
2001, Dr. Fortune has been a partner of Boston Millennia Partners, a venture capital firm. From 1999 to 2001, Dr. Fortune was President and Chief Operating
Officer of New Era of Networks, Inc. Dr. Fortune serves on the board of directors of Parexel International Corporation and EPIX Pharmaceuticals, Inc.
Dr. Fortune holds a B.S. in chemistry from the University of Wisconsin, an
M.B.A. from Northwestern University and a Ph.D. in physical chemistry from
the University of Wisconsin.	61	February 2004

Richard Pops—Mr. Pops is a Class II director who has served as a member of the CombinatoRx Board of Directors since October 2001. Mr. Pops is the Chairman of the board of directors of Alkermes, Inc., a biotechnology company. Mr. Pops was the Chief Executive Officer of Alkermes from 1991 until 2007. He also serves on the board of directors for Neurocrine Biosciences, Inc. and Sirtris Pharmaceuticals, Inc. Mr. Pops holds a B.A. in economics from Stanford University.	46	October 2001

EXECUTIVE OFFICERS

The Company’s executive officers, as of April 23, 2008, their respective ages and their positions are as follows:

Name	Age	Position
Alexis Borisy, A.M.	36	President and Chief Executive Officer
Robert Forrester, LL.B.	44	Executive Vice President and Chief Financial Officer
Daniel Grau, M.Phil.	41	Chief Operating Officer
Lynn Baird, Ph.D.	60	Senior Vice President, Regulatory, Quality and Clinical Operations
Jason F. Cole, Esq.	35	Senior Vice President, General Counsel and Secretary
John Randle, Ph.D.	50	Senior Vice President, Commercial Development

Alexis Borisy, A.M. has served as President, Chief Executive Officer and Director of CombinatoRx since March 2000. From 1998 to March 2000, Mr. Borisy was an independent industry consultant, working with senior executives at pharmaceutical and biotech companies in the areas of corporate strategy, portfolio management, and business development. Mr. Borisy holds an A.B. in chemistry from the University of Chicago and an A.M. in chemistry from Harvard University.

Robert Forrester, LL.B. has served as our Executive Vice President and Chief Financial Officer since February 2004. Mr. Forrester served as Senior Vice President, Finance and Corporate Development at Coley Pharmaceutical Group from 2000 to September 2003. Mr. Forrester was a Managing Director of the proprietary investment group at MeesPierson, part of the Fortis Group, from 1994 to 2000. Prior to MeesPierson, Mr. Forrester worked for BZW, UBS and Clifford Chance LLP. Mr. Forrester holds a LL.B. from Bristol University.

Daniel Grau, M.Phil has served as our Chief Operating Officer since January 2007. During 2006, he was our Senior Vice President of Commercial Operations. From 2004 to 2005 he was our Vice President of Commercial Operations. From 2001 to 2004, he was our Vice President of Corporate Development and Strategy. Prior to joining us, Mr. Grau was a management consultant in the healthcare industry from 1998 to 2001, advising U.S. and Japanese pharmaceutical companies. Mr. Grau earned his B.A. in English Literature from Davidson College and holds an M.Phil. in philosophy from Yale University.

Lynn Baird, Ph.D. has served as our Senior Vice President, Regulatory, Quality and Clinical Operations since April 2006. Dr. Baird served as Senior Vice President Regulatory Affairs and Quality Systems and Senior Vice President of Development at Dyax Corp. from September 2001 to April 2006. Prior to Dyax, she was Vice President of Regulatory Affairs at Reprogenesis, Inc. and its successor Curis, Inc. Her previous experience also includes positions at CytoTherapeutics, Inc., Johnson and Johnson and Creative BioMolecules. Dr. Baird received her Ph.D. in microbiology and immunology from Virginia Commonwealth University and an M.S. in Chemistry and a B.S. in psychology from Virginia Polytechnic Institute.

Jason F. Cole, Esq. has served as our Senior Vice President, General Counsel and Secretary since January 2006. From 1999 to 2006, Mr. Cole was a corporate and securities attorney at Ropes & Gray LLP. Mr. Cole earned his A.B. in Government from Dartmouth College and holds a J.D. from Columbia University School of Law.

John Randle, Ph.D. has served as our Senior Vice President, Commercial Development since September 2007. Prior to joining CombinatoRx, Dr. Randle served as Program Executive at Vertex Pharmaceuticals Incorporated from 1999 to 2007. He previously held positions at Rhône-Poulenc Rorer, as Director of Marketing from 1996 to 1999 and Director of Neurology Research from 1992 to 1996, and at the Institut de Recherche Servier as Research Fellow from 1987 to 1992. Dr. Randle holds a Ph.D. in physiology from McGill University, B.Sc. and M.Sc. degrees from Queen’s University and received supplementary training at the Université Paris VI, Stockholm School of Economics and Harvard School of Public Health.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Director Independence

As required by the listing standards of The Nasdaq Global Market (“Nasdaq”), the Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each of Messrs. Fortune, Haydu, Kauffman, O’Shea and Pops and Ms. Crawford and Ms. Deptula are “independent” within the meaning of the rules and regulations of Nasdaq. To make this determination, our Board of Directors reviews all relevant transactions or relationships between each director, and CombinatoRx, its senior management and its independent auditors. During this review, the Board considers whether there are any transactions or relationships between directors or any member of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. The Board consults with the Company’s general counsel and corporate counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time. Mr. Borisy, our President and Chief Executive Officer, is not an “independent director” within the meaning of the Nasdaq listing standards.

Board Meetings and Attendance

The Company’s Board of Directors held six meetings during the fiscal year ended December 31, 2007. Each of the Company’s directors, except for Dr. Kauffman and Mr. Pops, attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the fiscal year ended December 31, 2007 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). CombinatoRx encourages its directors to attend the Annual Meeting of Stockholders and believes that attendance at the Annual Meeting of Stockholders is just as important as attendance at meetings of the Board of Directors and its committees. CombinatoRx typically schedules Board of Directors and committee meetings to coincide with the dates of its Annual Meetings. All of the members of the Board of Directors attended the 2007 Annual Meeting of the Stockholders held on June 1, 2007.

Board Committees

The Board of Directors has a standing Audit, Compensation and Corporate Governance and Nominating Committee, each of which is comprised solely of independent directors, and is described more fully below. The charters for the Audit, Compensation and Corporate Governance and Nominating Committees are all available on our website (www.combinatorx.com) under “Investors” at “Corporate Governance.”

Audit Committee

Mr. Frank Haydu is the chairperson and Dr. Patrick Fortune and Dr. Michael Kauffman are the other members of the Company’s Audit Committee. The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Company’s Audit Committee is “independent” within the meaning of the rules and regulations of Nasdaq the Securities and Exchange Commission (the “SEC”). The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that Mr. Haydu is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. The Audit Committee operates pursuant to a written charter.

The primary purposes of the Company’s Audit Committee are to: (a) assist the Board of Directors in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditors, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) appoint, evaluate, compensate, retain and oversee the Company’s independent auditors and the audit process (including receiving and reviewing reports from the independent auditors and resolving any disagreements between management and the independent auditors regarding financial reporting) and to approve or pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; (c) review with management, internal auditors and the independent auditors, the Company’s internal controls and its financial and critical accounting practices; and (d) prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement. The Audit Committee and the Board of Directors have established procedures for the receipt, retention, and treatment of complaints received by CombinatoRx regarding accounting, internal accounting controls, or auditing matters and for confidential, anonymous submission by CombinatoRx employees of concerns regarding questionable accounting or auditing matters, which are described under “Policies on Reporting Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors.” The Audit Committee also administers our related party transaction approval policy, which is described under “Review and Approval of Transactions with Related Persons.” The Audit Committee also has the authority to hire independent counsel and other advisors to carry out the Audit Committee’s duties, and CombinatoRx is required to provide appropriate funding, as the Audit Committee determines, to compensate the independent auditors and any advisors retained by the Audit Committee.

During the fiscal year ended December 31, 2007, the Audit Committee met seven times. The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.”

Compensation Committee

Mr. Richard Pops is the chairperson and Ms. Sally Crawford, Ms. Barbara Deptula and Mr. W. James O’Shea are the other members of the Company’s Compensation Committee. Dr. Fortune was a member of the Compensation Committee through May 2007 until he was appointed as the Chairman of the Corporate Governance and Nominating Committee. The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Company’s Compensation Committee is “independent” within the meaning of the rules and regulations of Nasdaq. The primary purposes of the Company’s Compensation Committee are to: (a) review and approve corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer and the other executive officers and evaluate the performance of the Chief Executive Officer and the other executive officers in light of these goals and objectives, and based on such evaluation, make recommendations to the Board of Directors for the compensation of the Company’s Chief Executive Officer and the other executive officers; (b) make recommendations to the Board of Directors with respect to the administration and amendment to the Company’s incentive compensation and equity-based compensation plans that are subject to the approval of the Board of Directors; (c) assist the Board of Directors in its oversight of the development, implementation and effectiveness of the Company’s policies and strategies relating to recruiting, retention, career development and progression, succession and employment practices; (d) make recommendations regarding compensation of the Board of Directors, (e) prepare the report required to be prepared by the Compensation Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement and (f) review the Compensation Discussion and Analysis disclosure required for inclusion in the Company’s annual proxy statement under the rules of the SEC. The Compensation Committee also has the authority to retain consultants or other experts to assist in the assessment of senior executive compensation and to hire independent counsel and other advisors to carry out the Compensation Committee’s duties.

During the fiscal year ended December 31, 2007, the Company’s Compensation Committee met seven times. The report of the Compensation Committee is included in this Proxy Statement under “Compensation Committee Report.”

Corporate Governance and Nominating Committee

Dr. Fortune is the chairperson, and Ms. Deptula and Mr. Haydu are the other members of the Company’s Corporate Governance and Nominating Committee. Mr. Richard Aldrich was a member of the Corporate Governance and Nominating Committee until his resignation from the Board of Directors in May 2007. The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Company’s Corporate Governance and Nominating Committee is “independent” within the meaning of the rules and regulations of Nasdaq.

The primary purposes of the Corporate Governance and Nominating Committee are to: (a) recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board of Directors and its committees, consistent with the criteria included in the Company’s Corporate Governance Guidelines; (b) establish policies for stockholders to recommend candidates for consideration for nomination as a member of the Board of Directors; (c) oversee the evaluation of the performance of the Board of Directors; (d) oversee the Chief Executive Officer’s and other senior management’s succession plans; and (e) take a leadership role in shaping the Company’s corporate governance, including developing and reviewing on an on-going basis the Corporate Governance Guidelines. In identifying and recommending nominees for positions on the Board of Directors, the Corporate Governance and Nominating Committee places primary emphasis on the criteria set forth under “Selection and Composition of Board of Directors” in the Company’s Corporate Governance Guidelines, namely: (1) ethics, integrity, values, expertise, skills and knowledge useful to the oversight of the Company’s business; (2) the independence standards of Nasdaq, (3) diversity of viewpoints, backgrounds, experiences and other demographics; (4) business or other relevant experience, particularly in the areas of accounting and finance, management, corporate governance and the pharmaceutical and drug development industry; and (5) the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of the other members of the Board of Directors will build a Board of Directors that is effective, collegial and responsive to the operations and interests of CombinatoRx.

The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order to be recommended to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of CombinatoRx and the composition of the Board of Directors. Members of the Corporate Governance and Nominating Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified whom the Committee wants to seriously consider and move toward nomination, the Chairperson of the Corporate Governance and Nominating Committee enters into a discussion with that candidate.

The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders. The policy adopted by the Corporate Governance and Nominating Committee provides that candidates recommended by stockholders are given appropriate consideration in the same manner as other candidates. Stockholders who wish to submit candidates for director for consideration by the Corporate Governance and Nominating Committee for election at the Company’s 2009 Annual Meeting of Stockholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by the Company’s By-laws, to Jason F. Cole, Secretary, CombinatoRx, Incorporated, 245 First Street, Sixteenth Floor, Cambridge, Massachusetts 02142 for receipt between February 28, and March 30, 2009.

During fiscal year ended December 31, 2007, the Corporate Governance and Nominating Committee met four times.

Non-Management Director Meetings

In addition to the meetings of the committees of the Board of Directors described above, in connection with the Board of Directors meetings, the Company’s non-management directors met four times in executive session during the fiscal year ended December 31, 2007. A rotating member of the Board of Directors presided at these executive sessions. The Audit Committee and the Board of Directors have established a procedure whereby interested parties may make their concerns known to Non-Management Directors, which is described under “Policies on Reporting Concerns Regarding Accounting and Other Matters and on Communicating with Non-Management Directors” and on our website.

AUDIT COMMITTEE REPORT (1)

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2007 and has discussed these statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Ernst & Young LLP is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

The Audit Committee also received from, and discussed with, Ernst & Young LLP the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), which we refer to as SAS 61. SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management regarding financial accounting and reporting matters and audit procedures.

Ernst & Young LLP also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Ernst & Young their independence from CombinatoRx.

Based on its discussions with management and our independent registered public accounting firm, and its review of the representations and information provided by management and our independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Respectfully submitted by the
Audit Committee,

Frank Haydu, Chairperson Patrick Fortune Michael Kauffman

(1)	This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of CombinatoRx under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our executive compensation decisions and the most important factors relevant to an analysis of these decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and other quantitative information that follows this section.

Compensation Committee

As described in the “Board Committees—Compensation Committee” section above, the purpose of the CombinatoRx Compensation Committee is to develop and review compensation policies and practices applicable to executive officers, review and recommend goals for the Chief Executive Officer and evaluate his performance in light of these goals, review and evaluate goals and objectives for other officers, oversee and evaluate the Company’s equity incentive and non-qualified deferred compensation plans and review and approve the creation or amendment of such plans and make recommendations to the Board of Directors regarding Board of Directors’ compensation. Under its charter, the Compensation Committee has the power and authority to retain consultants or other experts to assist in the assessment of senior executive compensation and to hire independent counsel and other advisors to help the Compensation Committee carry out its duties. CombinatoRx is financially responsible for the fees of any advisor or consultant engaged by the Compensation Committee.

Mr. Pops, as chairman of the Compensation Committee, is responsible for setting the agenda for meetings in consultation with management. Our Compensation Committee annually evaluates the performance, and determines the compensation, of the Chief Executive Officer and the other executive officers of CombinatoRx based upon a review of the performance of the Company and a review of each of their individual performances compared to predetermined goals and objectives. The Compensation Committee also compares the salaries of each CombinatoRx executive officer with a select group of other biotechnology companies to assess how their total compensation package compares to industry averages.

Our Chief Executive Officer has the authority and responsibility to establish and approve compensation for all CombinatoRx employees, other than CombinatoRx executive officers. Our Compensation Committee retains the authority for establishing all matters with respect to the compensation of our executive officers. Our Chief Executive Officer provides to the Compensation Committee an annual performance review of each executive officer, which the Compensation Committee considers in its determination of compensation for such individuals. Our Chief Executive Officer and Chief Financial Officer also recommend to the Compensation Committee options and restricted stock awards to be granted to existing employees, subject to specific criteria previously established by the Compensation Committee. From time to time, the Compensation Committee has delegated to the Chief Executive Officer, Chief Financial Officer and Senior Vice President and General Counsel the authority to make grants of a limited pool of stock options to new employees or for retention purposes, as long as such grants are not greater than 30,000 shares of common stock and are not made to executive officers. All other grants of stock options and restricted stock are made by the Compensation Committee.

Compensation Consultant

In the third quarter of 2007, our Compensation Committee retained the services of Watson Wyatt, a compensation consulting firm, to evaluate our executive officers’ salaries, cash incentive bonuses and equity-based compensation and provide a report to the Compensation Committee. Watson Wyatt provided similar services to the Compensation Committee in 2006. This evaluation included benchmarking executive compensation against that of 20 comparable newly public or small capitalization biotechnology companies, including Acadia Pharmaceuticals Inc., Alexza Pharmaceuticals, Inc., Alnylam Pharmaceuticals, Inc., Altus Pharmaceuticals Inc., Ariad Pharmaceuticals, Inc., Cytokinetics, Inc., Dyax Corp., Idenix Pharmaceuticals, Inc., Indevus Pharmaceuticals, Inc., Metabasis Therapeutics, Inc., Momenta Pharmaceuticals, Inc., Neurocrine Biosciences, Inc., Panacos Pharmaceuticals, Inc., Renovis, Inc., Santarus, Inc., Senomyx, Inc., Sunesis Pharmaceuticals, Inc., Tercica, Inc., Viacell, Inc. and Vical Incorporated. The group of peer companies was determined based upon an analysis of various factors such as geographic location, similar stage of clinical development programs, comparable employee headcount, market capitalization, revenue and net loss, and included 19 of the 27 peer companies evaluated by Watson Wyatt for 2006 activities of the Compensation Committee. The reduction in the number of peer companies evaluated from 2006 was intended to more narrowly focus the analysis. Our Compensation Committee realizes that benchmarking the Company’s compensation against the compensation earned at comparable companies may not always be appropriate, but it believes that engaging in a comparative analysis of the Company’s compensation practices is useful at this point in the life cycle of the Company as it continues to grow in terms of employees and in levels of operational complexity. This report indicated that the Company’s compensation of its executive officers was at or near the median of executives with similar roles at comparable recently public and small-capitalization biotechnology companies. The Compensation Committee considered this benchmarking information as one element in making the 2007 and 2008 compensation decisions described below, primarily to determine whether compensation paid to executive officers, in light of company and individual performance, is competitive among the Company’s peer group.

Roles of Executives in Establishing Compensation

At the direction of the Compensation Committee, our Chief Financial Officer discussed with Watson Wyatt the duties of each executive officer of CombinatoRx and provided Watson Wyatt with complete historical compensation information requested by Watson Wyatt as part of its evaluation of the Company’s executive compensation programs and policies. The information included each executive officer’s title, salary, bonus, option and restricted stock grants and benefits for the preceding three-year period. Our Chief Executive Officer, and Chief Financial Officer met with the members of the Compensation Committee, to review their performance and the performance of the other executive officers during the year. During these meetings, our Chief Executive Officer and our Chief Financial Officer discussed with the members of the Compensation Committee recommendations regarding the salaries and bonuses to be paid to the executive officers of CombinatoRx for the fiscal year ended December 31, 2007 as well as proposed stock option and restricted stock grants.

At its January 15, 2008, meeting and after receipt of the recommendations of our Chief Executive Officer and Chief Financial Officer and the Watson Wyatt evaluation, the Compensation Committee met in executive session with no members of management present. During this meeting, the Compensation Committee reviewed Watson Wyatt’s evaluation of executive compensation and the recommendations of our Chief Executive Officer and Chief Financial Officer and, consistent with the recommendations, determined the base salaries for each executive officer of CombinatoRx for 2008, established the target cash bonus compensation plan for 2008, determined the 2007 cash bonus payments for each executive officer and determined the amount of stock options and restricted stock to be awarded to certain executive officers and other CombinatoRx employees. The information regarding these compensation decisions for our named executive officers is provided below.

Compensation Philosophy and Executive Compensation Policies

The CombinatoRx executive compensation program is designed to reward, attract, retain and motivate experienced, industrious and well-qualified executive officers who will promote the Company’s research, product development, business development and financial efforts and provide long-term shareholder value. In establishing executive compensation levels, the Compensation Committee is guided by a number of considerations. Because CombinatoRx is in the process of developing its portfolio of product candidates, and due to the volatile nature of biotechnology stocks, the Compensation Committee believes that traditional performance criteria, such as net income, profit margins and share price are inappropriate for evaluating and rewarding the efforts of the CombinatoRx executive officers. Rather, the Compensation Committee bases executive compensation on the achievement of certain product development, research, corporate partnering, financial, strategic planning and other goals of the Company and the executive officers. In establishing compensation levels, the Compensation Committee also evaluates each officer’s individual performance using certain objective and subjective criteria, which may vary for each executive officer based on his business group or area of responsibility. Objective criteria may include continued innovation in the discovery and advancement of new product candidates, development and progress towards commercialization of our product candidates, implementation of financing strategies and establishment of strategic development collaborations with third parties, and meeting pre-clinical or clinical milestone objectives. Subjective performance criteria may include an executive officer’s ability to motivate others, develop the skills necessary to facilitate the growth of CombinatoRx as it matures, recognize and pursue new business opportunities and initiate programs to enhance the Company’s growth and success. The Compensation Committee also considers the Company’s overall long-term and short-term performance when establishing compensation parameters. In making its evaluations, the Compensation Committee consults on an informal basis with other members of the Board of Directors and, with respect to officers other than the Chief Executive Officer, reviews the recommendations of the Chief Executive Officer.

In setting compensation policies and determining compensation levels, the Compensation Committee also recognized and takes into account the high demand for well-qualified personnel in the biotechnology industry. Given such demand, the Compensation Committee strives to maintain total compensation levels which are competitive with the compensation of other executives in the biotechnology and pharmaceutical industry. To that end, the Compensation Committee reviews data obtained from a generally available outside survey of compensation and benefits in the biotechnology industry prepared by Radford Consulting, the benchmarking information provided by Watson Wyatt and personal knowledge regarding executive compensation at comparable companies.

The Compensation Committee believes that stock ownership by management is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value. Accordingly, the Compensation Committee to date has sought to provide a significant portion of total executive compensation in the form of stock options and restricted stock grants. The Compensation Committee has not, however, targeted a range or specific number of options for each executive position. Rather, it makes its decisions based on its evaluation of the above-mentioned surveys and the general experience of the Compensation Committee members.

Key Elements of Compensation

The major elements of the CombinatoRx compensation program are base salary, annual cash incentives, stock options and restricted stock grants and deferred compensation. We fix the base salary of each of our executives at a level that we believe enables us to hire and retain individuals in a competitive environment and rewards individual performance and contribution to our overall business goals. We designed the cash incentive bonuses for each of our executives to focus them on achieving key clinical, operational and/or financial objectives within a yearly time horizon, as described in more detail below. We use stock options and restricted stock grants to reward long-term performance, to incent executive officers to attain multi-year goals and as retention tools. These stock options and restricted stock awards are intended to produce significant value for each executive if the Company’s performance is outstanding and if the executive has an extended tenure. Finally, we have recently implemented a non-qualified deferred compensation plan to provide an additional long-term retention incentive for executives and senior managers due to the regulatory limitations imposed on Company matching contributions on contributions made by these individuals to the CombinatoRx qualified 401(k) Plan.

We view these components of our executive compensation as related but distinct. Although our Compensation Committee does review total compensation, we believe that components must work together to enable the creation of shareholder value over both short-term and long-term periods. We determine the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information we deem relevant, such as the survey data and Watson Wyatt report referred to above. We believe that, as is common in the biotechnology sector, stock option and other equity awards are the primary motivator in attracting and retaining executives and that salary and cash incentive bonuses are secondary considerations. Except as described below, our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive team and the need to tailor each executive’s award to attract and retain that executive.

Our Compensation Committee’s current intent is to perform annually a strategic review of our executive officers’ cash compensation and share and option holdings to determine whether they provide adequate incentives and motivation to our executive officers to meet corporate goals and provide value to shareholders and whether they adequately compensate our executive officers relative to comparable officers in other companies.

Our Compensation Committee’s most recent review occurred in December 2007 and utilized the report from Watson Wyatt. Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the committee members but also our Chief Executive Officer, our Chief Financial Officer, our Manager of Human Resources and our General Counsel, who acts as Secretary for the meetings. For compensation decisions, including decisions regarding the grant of equity compensation relating to executive officers (other than our Chief Executive Officer), the Compensation Committee typically considers the recommendations of our Chief Executive Officer. However, the Compensation Committee does exercise its discretion to determine all compensation paid to executive officers.

We account for the equity compensation expense for our employees under the rules of SFAS 123R, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), publicly held corporations may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense is not material to our financial position. Section 162(m) provides an exception for qualifying “performance-based” compensation, including compensation attributable to certain stock options. The Company expects to keep “nonperformance-based” compensation within the $1 million limit in order that all executive compensation will be fully deductible; however, the valuation of stock option and restricted stock grants in the future is uncertain and may cause nonperformance-based compensation to exceed the deductibility limit. Although the Compensation Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as “performance-based” compensation. It is not anticipated that any executive officer’s annual compensation will exceed $1 million, and the Company has accordingly not made any plans to qualify for any compensation deductions under Section 162(m) of the Code.

Base Salary

The Compensation Committee seeks to establish base salaries which are competitive for each position and level of responsibility with those of executive officers at various other biotechnology companies of comparable size and stage of development. As part of this process, the Compensation Committee takes into account the base salaries paid by similarly situated companies in the field of biotechnology and the base salaries of other private and public companies with which we believe we compete for talent. Increases in annual salaries are based on demonstrated levels of core job competency, effectiveness in performing essential job requirements and competitive base salary position compared to the relevant market. The Compensation Committee does not use a specific formula based on these criteria but instead uses its discretion to make an evaluation of each executive officer’s contributions in light of all such criteria.

Discretionary Cash Bonus

The Compensation Committee believes that discretionary cash bonuses are useful on a case by case basis to motivate and reward executive officers. Bonuses for executive officers are not guaranteed, but to date have been awarded from time to time, generally annually, only at the discretion of the Compensation Committee. Cash bonuses are used to bring annual cash compensation into a competitive range with comparable positions at comparable companies and to reward high performance. In the past, criteria for bonuses for executive officers ranged from success in conducting clinical trials, entering into new collaboration agreements, progress with research and preclinical development or success in attracting capital.

Each year the Compensation Committee establishes a target bonus amount for each executive based on achievement of corporate goals and individualized objective and subjective criteria. These criteria are established by the Compensation Committee and approved by the full Board of Directors on an annual basis and include specific objectives relating to the achievement of clinical, research, regulatory, business and/or financial milestones. The achievement of these objectives by CombinatoRx and its executive officers and their relative weightings are relevant to the Compensation Committee’s decision-making with respect to overall compensation but are not the sole basis for the Compensation Committee’s determination of executive compensation.

2007 Bonus Compensation

The target cash incentive bonus amounts for each of the executive officers named in the Summary Compensation Table below for 2007 was as follows:

•	Alexis Borisy, President and Chief Executive Officer: up to 50% of base salary

•	Robert Forrester, Executive Vice President and Chief Financial Officer: up to 40% of base salary

•	Daniel Grau, Chief Operating Officer: up to 40% of base salary

•	Curtis Keith, Senior Vice President, Research: up to 30% of base salary

•	Jason Cole, Senior Vice President and General Counsel: up to 30% of base salary

For Mr. Borisy, almost all of his target cash incentive compensation was tied to corporate goals; for Messrs. Forrester, Grau, Cole and Dr. Keith a majority of their target cash incentive compensation was tied to corporate goals; and the remainder was tied to individual goals.

The approved CombinatoRx corporate goals for bonus and other compensation for 2007 included: (i) advancing our product pipeline with two product candidates moving into later-stage clinical development, which were expected to be CRx-102 in rheumatoid arthritis and osteoarthritis and CRx-170 in chronic pain, (ii) refreshing our product candidate pipeline with three new product candidates dosed in human clinical trials, which were planned to be CRx-191 and CRx-197 in topical dermatology and CRx-401 in Type 2 diabetes, (iii) reloading the late preclinical product candidate pipeline from our research programs, (iv) introducing next-generation product candidates, and (v) achieving the following financial milestones for the fiscal year ended December 31, 2007: (a) revenue of between $13 million and $15 million; (b) net loss (excluding SFAS 123R expenses) of between $48 million and $53 million; and (c) cash, cash equivalents, short-term investments and restricted cash of between $70 million and $80 million.

In determining bonus and other compensation of executive officers for 2007, the Compensation Committee utilized their discretion to determine that these corporate goals were met in the aggregate, and in the case of certain executive officers, that their individual goals were met or exceeded, resulting in the bonus compensation disclosed in the Summary Compensation Table below.

In particular, the Compensation Committee determined that CombinatoRx achieved the 2007 corporate goals in the following respects: (i) the Company’s lead product candidate, CRx-102, was advanced into later-stage clinical development through the initiation of phase 2b clinical trials in both rheumatoid arthritis and osteoarthritis, and CRx-170 could have been advanced into a phase 2 clinical trial in chronic lower back pain, but it was determined by management and the Board not to advance CRx-170 during 2008; (ii) the clinical product candidate pipeline was refreshed with two new product candidates dosed in human clinical trials, CRx-191 and CRx-401; (iii) the late preclinical product candidate pipeline was replenished with a number of potential clinical programs in the areas of hepatitis C, B-cell malignancies, topical dermatology, ophthalmology and others; (iv) significant progress was made to have some of the late-preclinical programs be next generation product opportunities; and (v) the achievement of the financial milestones for the fiscal year ended December 31, 2007 with revenue of $14.9 million, net loss (excluding SFAS 123R expense) of $45.4 million and cash, cash equivalents, short-term investments and restricted cash of $112.6 million.

Based on this assessment by the Compensation Committee of the achievement of the CombinatoRx 2007 corporate goals, Mr. Borisy’s 2007 cash bonus was paid at the target level of 50% of base salary. Mr. Forrester’s 2007 cash bonus was paid at the target level of 40% of base salary due to the achievement of the 2007 corporate goals, as well as Mr. Forrester meeting or exceeding a number of individual financial and operational goals. Mr. Grau’s 2007 cash bonus was paid at the target level of 40% of base salary due to the achievement of the 2007 corporate goals, as well as Mr. Grau meeting a number of corporate development and business development goals. Mr. Cole’s cash bonus was paid at the target level of 30% of base salary due to the achievement of the 2007 corporate goals, as well as Mr. Cole meeting a number of corporate governance and operational goals. Dr. Keith was not paid a cash bonus for 2007 in part due to a paid leave of absence taken by Dr. Keith during the second half of 2007.

2008 Bonus Compensation

The approved CombinatoRx corporate goals for bonus and other compensation for 2008 are consistent with the CombinatoRx 2008 goals disclosed to shareholders in January 2008:

•	Provide CRx-102 phase 2b clinical data to prepare CRx-102 for phase 3 development and partnership (30% weighting);

•	Complete multiple additional phase 2 clinical trials (20% weighting);

•	Refresh the early clinical portfolio from our research programs (5% weighting);

•	Introduce CombinatoRx “Next Generation” product candidates into preclinical or clinical development (5% weighting);

•	Partnering products and/or therapeutic franchises and leveraging our drug discovery platform with additional research and technology collaborations (25% weighting); and

•	Achieving the following financial milestones for the fiscal year ended December 31, 2008 (15% weighting):

•	Revenue of between $15 million and $20 million;

•	Net loss (excluding SFAS 123R expenses and depreciation) of between $49 million and $55 million; and

•	Cash, cash equivalents, short-term investments and restricted cash of between $58 million and $64 million.

Each of these goals have separate minimum, target and maximum achievement levels, which constitute confidential commercial or financial information of CombinatoRx, which if disclosed, could cause competitive harm to CombinatoRx. In addition, individual objective and subjective goals and criteria for each of the CombinatoRx executive officers other than the Chief Executive Officer have been determined by the Chief Executive Officer, which, if disclosed, could cause competitive harm to CombinatoRx. For these executive officers a majority of their target cash incentive compensation is tied to the corporate goals described above, and the remainder is tied to individual goals. The target cash incentive bonus amount for each of the executive officers named in the Summary Compensation Table below for 2008 is as follows:

•	Alexis Borisy, President and Chief Executive Officer: up to 55% of base salary

•	Robert Forrester, Executive Vice President and Chief Financial Officer: up to 45% of base salary

•	Daniel Grau, Chief Operating Officer: up to 45% of base salary

•	Jason Cole, Senior Vice President and General Counsel: up to 35% of base salary

The target cash bonus incentive amounts for each of these executive officers for 2008 are set at these levels to reflect the varying levels of operational responsibility held by these officers, as well as to provide an incentive to achieve the CombinatoRx 2008 corporate goals.

Stock Options and Restricted Common Stock Awards

Grants of stock options and awards of restricted common stock under the CombinatoRx equity compensation plans are designed to align the long-term interests of our executives with CombinatoRx shareholders and to assist in the retention of executives. As stock options granted by the Company generally become exercisable over a four-year period and forfeiture provisions with respect to restricted common stock awards generally lapse over a four-year period, their ultimate value is dependent upon the long-term appreciation of the Company’s stock price and the executive’s continued employment with the Company. In addition, grants of stock options and awards of restricted common stock may result in an increase in executive officers’ equity interests in the Company, thereby providing such persons with the opportunity to share in the future value they are responsible for helping to create.

When granting stock options and awarding restricted common stock, the Compensation Committee considers the relative performance and contributions of each executive officer compared to that of other officers within the Company with similar levels of responsibility. The number of options and awards granted to each executive officer is generally determined by the Compensation Committee on the basis of data obtained from a generally available outside survey of stock option grants and restricted common stock awards in the biotechnology industry, an internally prepared survey of peer biotechnology companies’ proxy statements, the benchmarking information provided by Watson Wyatt and personal knowledge of the Compensation Committee members regarding executive stock options and restricted common stock awards at comparable companies.

The authority to make equity grants and cash bonus awards to executive officers rests with our Compensation Committee, although, as noted above, the Compensation Committee does consider the recommendations of its Chief Executive Officer in setting the compensation of our other executives, and from time-to-time the Compensation Committee has delegated to the Chief Executive Officer, Chief Financial Officer and General Counsel the authority to make grants of a limited pool of stock options to new employees or for retention purposes, as long as such grants are not greater than 30,000 shares of common stock and are not made to executive officers and are reported to the Compensation Committee at the first meeting subsequent to effecting such grants. All of our option grants made prior to our initial public offering, including all grants to executives, were made under our Amended and Restated 2000 Stock Option Plan. All of our stock option and restricted stock grants to our executive officers since our initial public offering have been made under our Amended and Restated 2004 Equity Incentive Plan. Beginning with our initial public offering on November 9, 2005, we determined the exercise price of our stock option grants based on the average of the high and low sale prices of our common stock on the The Nasdaq Global Market on the date of grant. As of September 5, 2006, we determine the exercise price of our stock option grants based on the closing market value of our common stock as reported on The Nasdaq Global Market on the date of grant. The value of the shares subject to our 2007 option grants to executive officers is reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards” tables below.

We do not have any program, plan or obligation that requires us to grant equity or bonus compensation to any executive on specified dates. The Compensation Committee has adopted and maintained a practice to award stock options only at specific times in order to avoid any claim that grants to executive officers were initiated during periods potentially advantageous to them. During its January meeting, the Compensation Committee grants stock options to a broad group of employees, including executive officers, in amounts determined by the Compensation Committee. At its July meeting, the Compensation Committee makes grants to the executive officers and to certain employees who have performed at a high level and deserve recognition. Other than the annual grants described above, the Compensation Committee will only consider additional grants for new employees, employees who are promoted or granted additional responsibilities or, more rarely, employees who have performed at a level that warrants recognition.

On January 15, 2008, the following executive officers named in the Summary Compensation Table below were granted stock options with an exercise price of $4.57 per share:

•	Alexis Borisy, President and Chief Executive Officer: 255,000 shares of common stock

•	Robert Forrester, Executive Vice President and Chief Financial Officer: 150,000 shares of common stock

•	Daniel Grau, Chief Operating Officer: 142,500 shares of common stock

•	Jason Cole, Senior Vice President and General Counsel: 97,500 shares of common stock

On January 15, 2008, Jason Cole, Senior Vice President and General Counsel was granted an award of 25,000 shares of restricted stock.

As with cash bonus compensation for 2007, the Compensation Committee based its stock option grants on the overall achievement of the CombinatoRx 2007 corporate goals and the achievement of individual goals for executive officers other than Mr. Borisy, as well as peer company information provided in the Watson Wyatt report. In addition, the Compensation Committee recognized that all stock option grants made to these executive officers since CombinatoRx became a public company in November 2005 are at exercise prices above the Company’s stock price in January 2008 and that providing aggregately larger stock option grants to executives at the lower market-based exercise price in January 2008, coupled with standard vesting provisions, would provide a retention and performance incentive for the executive officers. The Compensation Committee also recognized that Mr. Cole had no stock options with exercise prices below the Company’s stock price in January 2008 and that Mr. Cole was the only CombinatoRx executive officer not to have received a restricted stock award. The grant of restricted stock with standard four-year vesting provisions to Mr. Cole was designed to reward Mr. Cole’s performance in his first two years at CombinatoRx and to provide a retention incentive not otherwise provided by his vested stock option grants.

Deferred Compensation

Effective December 1, 2007, the Compensation Committee approved the CombinatoRx Nonqualified Deferred Compensation Plan, a non-qualified tax-deferred compensation plan in which certain senior managers and officers of CombinatoRx may participate. As described under “Nonqualified Deferred Compensation Plan” below, the nonqualified plan provides a tax-favorable vehicle for individuals to defer cash compensation, including base salary and bonus awards. The Compensation Committee determined that the non-qualified deferred compensation plan was appropriate to provide an additional long-term retention incentive to senior management and to allow for additional matching of deferral contributions due to the regulatory limitations imposed on Company matching contributions of contributions made by these individuals to the CombinatoRx qualified 401(k) Plan. Of the executive officers named in the Summary Compensation Table below, only Mr. Borisy and Mr. Forrester elected to participate in the non-qualified deferred compensation plan in the 2007 and 2008 plan years.

Severance and Change in Control Benefits

Each of our executive officers has entered into a written employment agreement with CombinatoRx that has a provision providing for certain severance benefits in the event of termination without cause and a provision providing for the acceleration of his or her then unvested options in the event of termination without cause following a change in control of CombinatoRx. These severance and acceleration provisions are described in the “Employment Agreements” section below, and certain estimates of these change of control benefits are provided in “Estimated Payments and Benefits Upon Termination” below.

Our original employment agreements with Mr. Borisy, Mr. Forrester, Mr. Grau, Mr. Cole and Dr. Keith (who resigned from employment with CombinatoRx on February 7, 2008) were approved by our Board of Directors or Compensation Committee and were entered into at various times prior to or soon after our initial public offering in November of 2005. As a result, the specific termination, severance, change-in-control and other terms of these agreements vary in a number of ways. The terms of these agreements resulted primarily from the need to attract the particular executive to work for CombinatoRx while it was a private or newly public company or to retain the particular executive over the course of employment with CombinatoRx as the company grew and its business needs changed.

Our Board of Directors and its Compensation Committee determined that employment agreements with key executive officers are necessary and desirable to accomplish a variety of objectives. The employment agreements, other than Mr. Forrester’s, contain change of control benefits that are structured on a “double-trigger” basis, meaning that before an executive officer can receive a change of control payment: (1) a change of control must occur and (2) within a specified period of such change of control, the executive officer’s employment must be terminated without cause. The employment agreement for Mr. Forrester contains change of control benefits that are structured on a “single-trigger” basis, meaning that an executive officer can receive a change of control payment immediately upon the occurrence of a change of control. These provisions were included to motivate our executive officers to act in the best interests of the stockholders by removing the distraction of post change of control uncertainties faced by the executive officers with regard to continued employment and compensation. The Compensation Committee continues to believe the severance and change of control benefits provided to these executive officers under their employment agreements, in addition to the other elements of compensation provided, continue to be appropriate given the need to retain these experienced executives as it executes on its long-term business strategy and is consistent with the CombinatoRx compensation philosophy.

Each of Messrs. Cole, Forrester and Grau have agreed not to compete with us during the term of their employment and for a period of one year after their employment ends, and Mr. Borisy and Dr. Keith agreed not to compete with us during the term of his employment and for a period of two years thereafter. These provisions protect CombinatoRx from the executive officer resigning from CombinatoRx and using the essential scientific and business knowledge gained while working for CombinatoRx to compete against us.

Other Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and disability insurance, our 401(k) plan with matching contributions and our bonus program for employees who have served the Company for a number of years, in each case on the same basis as our other employees. There were no special benefits or perquisites provided to any executive officer in 2007, other than the payment of parking expenses for Messrs. Borisy, Forrester and Grau and Dr. Keith.

Conclusion

The Compensation Committee will continue to develop, analyze and review its methods for aligning executive management’s long-term compensation with the benefits generated for shareholders. The Compensation Committee believes the idea of creating ownership in CombinatoRx helps align management’s interests with the interests of shareholders. The Compensation Committee has no pre-determined timeline for implementing new or ongoing long-term incentive plans. New plans are reviewed, discussed and implemented as the Compensation Committee feels it is necessary and/or appropriate as a measure to incentivize, retain and/or reward CombinatoRx executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of CombinatoRx has reviewed and discussed with management the information contained in the Compensation Discussion and Analysis section of this Proxy Statement and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:
Richard Pops (Chairman) Sally Crawford Barbara Deptula Patrick Fortune (through May 2007) W. James O’Shea

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to the Company’s “principal executive officer”, “principal financial officer” and the three other highest paid executive officers as of December 31, 2007 (our “named executive officers”) for the years ended December 31, 2007 and 2006:

Name and Principal Position	Year	Salary ($)	Bonus		Stock Awards ($)(1)		Option Awards ($)(2)	All Other Compensation ($)(9)	Total ($)
Alexis Borisy	2007	425,000	212,500	(5)	131,035	(7)	1,247,780	33,246	2,049,561
President and Chief Executive Officer	2006	350,000	200,000	(6)	121,701	(8)	994,018	12,606	1,678,325

Robert Forrester	2007	330,000	132,000	(5)	65,518	(10)	733,127	23,093	1,283,738
Executive Vice President and Chief Financial Officer	2006	270,000	135,000	(6)	60,851	(11)	580,659	12,267	1,058,778

Daniel Grau	2007	300,000	120,000	(5)	262,250	(12)	502,661	17,939	1,202,850
Chief Operating Officer	2006	245,000	200,000	(6)	243,569	(13)	416,100	11,698	1,116,365

Curtis Keith	2007	270,000	—		65,518	(14)	555,108	18,117	908,743
Former Senior Vice President, Research(3)	2006	235,000	75,000	(6)	60,851	(15)	471,314	11,914	854,079

Jason Cole	2007	270,000	81,000	(5)	—		271,738	10,471	633,209
Senior Vice President and General Counsel(4)

(1)	Amount reflects the compensation cost for the years ended December 31, 2007 and 2006, respectively, of the named executive officer’s awards of restricted common stock, calculated in accordance with SFAS 123(R). For purposes of this calculation, we have disregarded the estimate of forfeitures related to service-based vesting conditions. There can be no assurance that the SFAS 123(R) amounts will ever be realized by the executive. See notes 2 and 8 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 15, 2007 for a discussion of assumptions made by the Company in determining the grant date fair value and compensation costs of our equity awards for the fiscal year ended December 31, 2006 and notes 2 and 8 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 13, 2008 for a discussion of assumptions made by the Company in determining the grant date fair value and compensation costs of our equity awards for the fiscal year ended December 31, 2007.

(2)	Amount reflects the compensation cost for the years ended December 31, 2007 and 2006, respectively, of the named executive officer’s stock options, calculated in accordance with SFAS 123(R) and using a Black- Scholes valuation model for 2007 and 2006 awards, using SFAS 123 for 2005 awards and using APB No. 25 for awards prior to 2005. For purposes of this calculation, we have disregarded the estimate of forfeitures related to service-based vesting conditions. There can be no assurance that the accounting compensation costs will ever be realized by the executive. See notes 2 and 8 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 15, 2007 for a discussion of assumptions made by the Company in determining the grant date fair value and compensation costs of our stock option grants for the fiscal year ended December 31, 2006 and notes 2 and 8 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 13, 2008 for a discussion of assumptions made by the Company in determining the grant date fair value and compensation costs of our stock option grants for the fiscal year ended December 31, 2007.

(3)	Dr. Keith resigned from employment with the Company, effective February 7, 2008.

(4)	Compensation information is not provided for Mr. Cole for the fiscal year ended December 31, 2006, as Mr. Cole was not a named executive officer as of the end of such fiscal year.

(5)	Bonus amounts for performance during the fiscal year ended December 31, 2007 were determined by the Compensation Committee on January 15, 2008 and paid in January 2008.

(6)	Bonus amounts for performance during the fiscal year ended December 31, 2006 were determined by the Compensation Committee on January 17, 2007 and paid in January 2007.

(7)	Represents the compensation expense incurred by us in fiscal year 2007 in connection with a grant of 50,000 shares of restricted common stock to Mr. Borisy on January 26, 2006, calculated in accordance with SFAS 123R.

(8)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with a grant of 50,000 shares of restricted common stock to Mr. Borisy on January 26, 2006, calculated in accordance with SFAS 123R.

(9)	Amount represents payment of parking expenses, group term life, accidental death and dismemberment and disability insurance premiums, bonuses for years of service and matching contributions under our 401(k) and non-qualified deferred compensation plan as follows:

For the year ended December 31, 2007:

Name	Parking	Insurance	Service Bonus	401(k) Match	Non-qualified Deferred Compensation Plan Match
Alexis Borisy	$2,960	$1,286	$5,000	$9,000	$15,000
Robert Forrester	$2,960	$1,653	$—	$9,000	$9,480
Daniel Grau	$2,720	$1,219	$5,000	$9,000	$—
Curtis Keith	$2,720	$1,397	$5,000	$9,000	$—
Jason Cole	$—	$1,471	$—	$9,000	$—

For the year ended December 31, 2006:

Name	Parking	Insurance	401(k) Match
Alexis Borisy	$2,790	$1,016	$8,800
Robert Forrester	$2,790	$677	$8,800
Daniel Grau	$2,448	$448	$8,800
Curtis Keith	$2,448	$666	$8,800

(10)	Represents the compensation expense incurred by us in fiscal year 2007 in connection with a grant of 25,000 shares of restricted common stock to Mr. Forrester on January 26, 2006, calculated in accordance with SFAS 123R.

(11)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with a grant of 25,000 shares of restricted common stock to Mr. Forrester on January 26, 2006, calculated in accordance with SFAS 123R.

(12)	Represents the compensation expense incurred by us in fiscal year 2007 in connection with a grant of 50,000 shares of restricted common stock to Mr. Grau on January 26, 2006, calculated in accordance with SFAS 123R.

(13)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with a grant of 50,000 shares of restricted common stock to Mr. Grau on January 26, 2006, calculated in accordance with SFAS 123R.

(14)	Represents the compensation expense incurred by us in fiscal year 2007 in connection with a grant of 25,000 shares of restricted common stock to Dr. Keith on January 26, 2006, calculated in accordance with SFAS 123R.

(15)	Represents the compensation expense incurred by us in fiscal year 2006 in connection with a grant of 25,000 shares of restricted common stock to Dr. Keith on January 26, 2006, calculated in accordance with SFAS 123R.

Grants of Plan-Based Awards

The following table shows information regarding grants of equity awards during the fiscal year ended December 31, 2007 to the Company’s named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards (2)
Alexis Borisy	—	212,500	—		—	—
President and Chief	1/17/07	—	150,000	(3)	8.79	$790,950
Executive Officer	7/11/07	—	50,000	(4)	6.47	$190,710

Robert Forrester	—	132,000	—		—	—
Executive Vice	1/17/07	—	90,000	(3)	8.79	$474,570
President and Chief	7/11/07	—	25,000	(4)	6.47	$95,355
Financial Officer

Daniel Grau	—	120,000	—		—	—
Chief Operating Officer	1/17/07	—	50,000	(3)	8.79	$263,650
	7/11/07	—	22,500	(4)	6.47	$85,820

Curtis Keith	—	81,000	—		—	—
Former Senior Vice President,	1/17/07	—	56,250	(3)	8.79	$296,606
Research(6)	7/11/07	—	—		—	—

Jason Cole	—	81,000	—		—	—
Senior Vice President and General	1/17/07	—	56,250	(3)	8.79	$296,606
Counsel	7/11/07	—	12,500	(4)	6.47	$47,678

(1)	Represents the target amount of each executive’s cash incentive bonus for 2007, as established by the Compensation Committee and described in “Compensation Discussion and Analysis” above.

(2)	Represents the fair value of each stock option as of the date it was granted, in accordance with SFAS 123(R) and using a Black-Scholes valuation model.

(3)	The options will vest with respect to 25% of the shares on January 17, 2008, with the remainder vesting in increments of 6.25% at the end of each three-month period thereafter.

(4)	The options will vest with respect to 25% of the shares on July 11, 2008, with the remainder vesting in increments of 6.25% at the end of each three-month period thereafter.

(5)	The fair value exercise price of these stock options granted is determined by the Company based on the closing price of its common stock on the Nasdaq Global Market on the grant date.

(6)	Dr. Keith resigned from employment with the Company, effective February 7, 2008.

Outstanding Equity Awards at Fiscal Year-End

The following table shows grants of stock options and grants of unvested restricted stock awards outstanding on December 31, 2007, the last day of our fiscal year, to each of the named executive officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Alexis Borisy	—	—		—	—	37,500	(2)	166,500
President and Chief	25,714	0		0.8694	3/1/12	—		—
Executive Officer	57,143	0		0.875	6/27/13	—		—
	42,857	0		0.875	2/26/14	—		—
	147,857	49,286	(3)	1.3125	12/8/14	—		—
	100,000	100,000	(4)	8.21	12/15/15	—		—
	15,625	34,375	(5)	8.35	7/12/16	—		—
	0	150,000	(6)	8.79	1/17/17	—		—
	0	50,000	(7)	6.47	7/11/17	—		—
Robert Forrester	—	—		—	—	18,750	(2)	83,250
Executive Vice	157,114	10,715	(8)	0.875	2/26/14	—		—
President and Chief	71,785	23,929	(3)	1.3125	12/8/14	—		—
Financial Officer	43,750	43,750	(4)	8.21	12/15/15	—		—
	7,812	17,188	(5)	8.35	7/12/16	—		—
	0	90,000	(6)	8.79	1/17/17	—		—
	0	25,000	(7)	6.47	7/11/17	—		—
Daniel Grau	—	—		—	—	50,000	(9)	222,000
Chief Operating Officer	5,669	0		0.875	6/20/12	—		—
	10,715	0		0.875	6/27/13	—		—
	26,785	0		0.875	2/26/14	—		—
	35,358	12,857	(3)	1.3125	12/8/14	—		—
	7,421	10,391	(10)	1.3125	7/1/15	—		—
	55,000	55,000	(4)	8.21	12/15/15	—		—
	5,859	12,891	(5)	8.35	7/12/16	—		—
	0	50,000	(6)	8.79	1/17/17	—		—
	0	22,500	(7)	6.47	7/11/17	—		—
Curtis Keith, Ph.D.	—	—		—	—	18,750	(2)	83,250
Former Senior Vice President,	29,792	0		0.8694	5/3/11	—		—
Research(11)	54,286	0		0.8694	3/1/12	—		—
	22,857	0		0.875	6/27/13	—		—
	28,571	0		0.875	2/26/14	—		—
	71,785	23,929	(3)	1.3125	12/8/14	—		—
	43,750	43,750	(4)	8.21	12/15/15	—		—
	5,859	12,891	(5)	8.35	7/12/16	—		—
	0	56,250	(6)	8.79	1/17/17	—		—
Jason Cole, Esq.	43,750	56,250	(12)	10.68	1/23/16	—		—
Senior Vice President and	3,906	8,594	(5)	8.35	7/12/16	—		—
General Counsel	0	56,250	(6)	8.79	1/17/17	—		—
	0	12,500	(7)	6.47	7/11/17	—		—

(1)	The market value of the restricted stock awards is determined by multiplying the number of shares by $4.44, the closing price of our common stock on the Nasdaq Global Market on December 31, 2007, the last trading day of 2007.

(2)	Subject to certain conditions specified in the relevant Restricted Stock Award Agreement, the restricted stock vested with respect to 25% of the shares on January 26, 2007, with the remainder vesting in increments of 25% on each January 26 thereafter.

(3)	The option vested as to 25% of the shares on December 8, 2005, with the remainder vesting in increments of 6.25% at the end of each three-month period thereafter.

(4)	The option vested as to 25% of the shares on December 15, 2006, with the remainder vesting in increments of 6.25% at the end of each three-month period thereafter.

(5)	The option vested as to 25% of the shares on July 12, 2007, with the remainder vesting in increments of 6.25% at the end of each three-month period thereafter.

(6)	The option vests as to 25% of the shares on January 17, 2008, with the remainder vesting in increments of 6.25% at the end of each three-month period thereafter.

(7)	The option vests as to 25% of the shares on July 11, 2008, with the remainder vesting in increments of 6.25% at the end of each three-month period thereafter.

(8)	The option vested as to 25% of the shares on February 23, 2005, with the remainder vesting in increments of 6.25% at the end of each three-month period thereafter.

(9)	Subject to certain conditions specified in the Restricted Stock Award Agreement between Mr. Grau and the Company, the restricted stock for Mr. Grau will vest on January 26, 2008.

(10)	The option vested as to 25% of the shares on July 1, 2006, with the remainder vesting in increments of 6.25% at the end of each three-month period thereafter.

(11)	Dr. Keith resigned from employment with the Company, effective February 7, 2008.

(12)	The option vested as to 25% of the shares on January 23, 2007, with the remainder vesting in increments of 6.25% at the end of each three-month period thereafter.

Option Exercises and Stock Vested

The following table shows the number of shares that vested under restricted stock awards held by each named executive officer during the year ended December 31, 2007. The named executive officers did not exercise any outstanding stock options during the year ended December 31, 2007.

	Option awards
Name	Number of shares acquired on vesting(#)	Value realized on vesting($)(1)
Alexis Borisy	12,500	101,625
Robert Forrester	6,250	50,813
Daniel Grau	—	—
Curtis Keith	6,250	50,813
Jason Cole	—	—

(1)	Value realized on vesting of restricted stock awards does not represent proceeds from the sale of the vested common stock, but is determined by multiplying the number of shares that vested on January 26, 2007 by $8.13, the closing price of our common stock on the Nasdaq Global Market on January 26, 2007.

Option Repricings

The Company has not engaged in any option repricings or other modifications to any of its outstanding equity awards during fiscal year ended December 31, 2007.

Nonqualified Deferred Compensation Plan

Effective December 1, 2007, the Compensation Committee approved the CombinatoRx Nonqualified Deferred Compensation Plan (the “NQ Plan”), a non-qualified tax-deferred compensation plan in which certain senior managers and officers of CombinatoRx may participate. The NQ Plan provides a tax-favorable vehicle for deferring cash compensation, including base salary and bonus awards. Under the NQ Plan, each year a participant may defer up to 25% of his or her base salary and up to 100% of his or her annual cash bonus pay. The participant will at all times be vested in the portion of his or her account attributable to the compensation the participant has elected to defer under the NQ Plan. CombinatoRx has established a special account for each participant; however, the obligation to pay the balance credited to such account will at all times be an unfunded and unsecured obligation of CombinatoRx and rank on parity with other unsecured and unsubordinated indebtedness of CombinatoRx from time to time outstanding. Of the executive officers named in the Summary Compensation Table below, only Mr. Borisy and Mr. Forrester elected to participate in the NQ Plan in the 2007 and 2008 plan years.

CombinatoRx may also credit to the account of each eligible participant who makes deferrals a matching contribution in an amount equal to 100% of the deferrals contributed by the participant for such plan year, up to a maximum amount equal to four percent (4%) of each such participant’s cash compensation for such year, less the amount of matching contributions made to our qualified 401(k) Plan for such year on behalf of such participant. In order to be eligible for a matching contribution for a given year, a participant must be employed by CombinatoRx on the date the matching contribution is credited to the NQ Plan, which is currently planned to be the January following a participant’s election, and have deferred the maximum amount permitted under the tax-qualified Section 401(k) Plan for such year. A participant will become 100% vested in any employer contributions credited to his or her account upon the participant’s death, disability or a change in control (as defined in the NQ Plan). Deferred balances are credited to each participant’s account under the NQ Plan and will be credited, at periodic intervals, with earnings that track the actual rate of return for such period realized by the investment fund or funds or index or indices selected by such participant from the range of investment vehicles offered under the NQ Plan. Deferred amounts are paid, at the participant’s option, either in a lump sum or in annual installments over a period of up to ten years upon separation from service or up to five years for scheduled in-service withdrawals. CombinatoRx had not contributed to the NQ Plan as of December 31, 2007.

The following table shows the executive contributions, earnings and account balances for the named executive officers under the NQ Plan as of December 31, 2007.

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contribution in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)(4)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Alexis Borisy(5)	$0	$0	$0	$0	$0
Robert Forrester(6)	$2,100	$0	$(17)	$0	$2,083
Daniel Grau	$—	$—	$—	$—	$—
Curtis Keith	$—	$—	$—	$—	$—
Jason Cole	$—	$—	$—	$—	$—

(1)	Executive contribution amounts are included in the “Salary” or “Bonus” columns of the Summary Compensation Table.

(2)	In accordance with the terms of the NQ Plan, CombinatoRx’s matching contributions for amounts deferred by Mr. Borisy and Mr. Forrester for the 2007 plan year were funded by CombinatoRx in January 2008, and represented $15,000 for Mr. Borisy and $9,480 for Mr. Forrester, which amounts are included as “All Other Compensation” in the Summary Compensation Table.

(3)	The reported amount corresponds to a composite of the actual market earnings on a group of investment funds selected by the applicable Named Executive Officer for purposes of determining the notional investment return on his or her account balance for the fiscal year ended December 31, 2007.

(4)	Although 15 investment funds are available for selection under our NQ Plan, the investment selections for the 2007 fiscal year were concentrated primarily in the 12 investment funds named below. The rate of return for each fund for investments by participants during the fiscal year ended December 31, 2007 was as follows:

Name of Fund	% Rate of Return
Oppenheimer Global Opportunities	(.33)%
Oppenheimer International Bond	1.38%
Oppenheimer Equity	(.86)%
Premier Enhanced Individual Growth	(1.18)%
Premier Enhanced Individual Value Fund	(.80)%
Premier Focused International	1.67%
Premier High Yield	.21%
Premier Strategic Income Fund	1.17%
Select Focused Value	(1.35)%
Select Indexed Equity	(1.10)%
Select Midcap Growth	(1.01)%
Select Small Cap Growth	(1.77)%

(5)	Mr. Borisy elected to have $15,000 of his 2007 bonus compensation contributed to the NQ Plan, which amount was not funded into the NQ Plan until his bonus compensation was paid in January 2008, and such amount did not accrue investment earnings during the fiscal year ended December 31, 2007.

(6)	Mr. Forrester elected to have $4,200 of his 2007 base salary contributed to the NQ Plan, $2,100 of which was funded into the NQ Plan during the fiscal year ended December 31, 2007 and elected to have $5,500 of his 2007 bonus compensation contributed to the NQ Plan, which amount was not funded into the NQ Plan until his bonus compensation was paid in January 2008, and such amounts did not accrue investment earnings during the fiscal year ended December 31, 2007.

Employment Agreements

We have entered into employment agreements with each of Alexis Borisy, our President and Chief Executive Officer, Robert Forrester, our Executive Vice President and Chief Financial Officer, Daniel Grau, our Chief Operating Officer, Curtis Keith, Ph.D., our former Senior Vice President, Research and Jason Cole, Esq., our Senior Vice President and General Counsel. Termination for cause is generally defined in each of these employment agreements as (i) conviction of a felony, (ii) willful failure to perform, or gross negligence in the performance of the executive’s duties and responsibilities, which failure or negligence continues after 30 days’ notice setting forth the failure in reasonable detail, (iii) material breach of any provision of the employment agreement, which remains uncured thirty days after notice, or (iv) material fraudulent conduct by the executive with respect to CombinatoRx. Good reason is defined in Mr. Borisy’s and Mr. Forrester’s employment agreements as (i) material breach by CombinatoRx of any of the material provisions of the employment agreement, including reduction in the executive’s base salary or in his position, duties, responsibilities or authority, or (ii) relocation of the employee’s place of employment to a point beyond a 35-mile radius of the Company’s then current office. In the employment agreements for Messrs. Borisy, Forrester, Grau, Cole and Dr. Keith, a change in control is defined as (i) a sale, merger or consolidation after which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities have been transferred to or acquired by a person or persons different from the persons who held such percentage of the total combined voting power immediately prior to such transaction, (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets to one or more persons (other than a wholly-owned subsidiary of the

Company or a parent company whose stock ownership after the transaction is the same as the Company’s ownership before the transaction), or (iii) an acquisition, merger or similar transaction or a divestiture of a substantial portion of the Company’s business after which the executive officer’s role is not substantially the same as such role prior to the transaction. Each of these agreements is further summarized below.

Alexis Borisy—Mr. Borisy is employed as our President and Chief Executive Officer pursuant to an employment agreement. Under the employment agreement, Mr. Borisy is entitled to receive an annual base salary that is subject to increase from time to time by the Board of Directors. Mr. Borisy is also entitled to an annual bonus based on Mr. Borisy’s and the Company’s performance against reasonably attainable goals determined by the Board of Directors in consultation with Mr. Borisy. In addition, the Board of Directors may in its discretion make an annual grant of stock options to Mr. Borisy based on his performance and the Company’s performance against reasonably attainable goals. Either Mr. Borisy or CombinatoRx may terminate his employment for any reason on 60 days’ notice. If CombinatoRx terminates Mr. Borisy without cause or if he terminates his employment for good reason, he is entitled to a lump sum payment equal to six months of his then current base salary, six months of the premium cost of participation in the Company’s medical and dental plans, subject to applicable law and plan terms, and accelerated vesting of 100% of his options and restricted stock which remain unvested on the date of termination. In the event CombinatoRx terminates Mr. Borisy without cause or Mr. Borisy terminates for good cause within two years following a change of control, with change of control defined in the employment agreement, CombinatoRx is obligated to pay Mr. Borisy a lump sum payment equal to 24 months of his then current base salary and 24 months of the premium cost of participation in the Company’s medical and dental benefit plans, subject to applicable law and plan terms, and 100% of all unvested options and restricted stock held by Mr. Borisy will be accelerated to fully vest. In the event of a change of control, CombinatoRx is also obligated to pay any excise tax imposed under Section 4999 of the Internal Revenue Code on Mr. Borisy’s payments or benefits paid by us.

Robert Forrester—Mr. Forrester is employed as our Chief Financial Officer pursuant to an employment agreement. Under the employment agreement, Mr. Forrester is entitled to receive an annual base salary that is subject to further annual determination by the CombinatoRx Compensation Committee, based on the recommendation of the Chief Executive Officer. Mr. Forrester is also entitled, upon the recommendation of the Company’s Chief Executive Officer to an annual performance-based bonus, either in cash or stock options, to be granted at the Company’s discretion. Either Mr. Forrester or CombinatoRx may terminate his employment for any reason on 60 days’ notice. If CombinatoRx terminates Mr. Forrester’s employment without cause or if Mr. Forrester terminates his employment for good reason, with cause and good reason defined in the employment agreement, he will be entitled to a lump sum payment equal to his base salary and the cost of fringe benefits for 12 months after the date of termination and accelerated vesting of 25% of the stock options and restricted stock which remain unvested at termination for each year of Mr. Forrester’s employment. If during any portion of the three last months of the 12-month period after termination by us without cause or Mr. Forrester’s termination for good reason Mr. Forrester is employed in a comparable full-time position with at least equal compensation, he is obligated to refund to us the severance pay for the portion of the three months that he is so employed. In the event of a change of control, with change of control defined in the employment agreement, CombinatoRx is obligated to pay Mr. Forrester twice his then base salary for 12 months in a lump sum at the closing of the change of control. If a change of control occurs, CombinatoRx is also obligated to accelerate vesting of all unvested stock options and restricted stock granted to Mr. Forrester and to pay any excise tax imposed under Section 4999 of the Internal Revenue Code on Mr. Forrester’s payments or benefits paid by us.

Daniel Grau—Mr. Grau is employed as our Chief Operating Officer pursuant to an employment agreement. Under the employment agreement, Mr. Grau is entitled to receive an annual bonus based on Mr. Grau’s performance and the Company’s performance against reasonably attainable goals determined by the Compensation Committee after consultation with our Chief Executive Officer. Either Mr. Grau or CombinatoRx may terminate his employment for any reason. If CombinatoRx terminates Mr. Grau without cause, as defined in the employment agreement, he is entitled to a lump sum payment equal to his then current base salary for six months following the date of termination and accelerated vesting of 100% of his stock options and restricted stock which remain unvested on the date of termination. In the event of a termination without cause within two years following a change of control, with change of control defined in the employment agreement, CombinatoRx is obligated to pay Mr. Grau twenty-four months of his then current base salary, twenty-four months of the premium cost of participation in the Company’s medical and dental plans, subject to applicable law and plan terms, and 100% of all unvested stock options and restricted stock held by Mr. Grau will be accelerated to fully vest.

Curtis Keith—Dr. Keith was employed as our Senior Vice President, Research until his resignation effective February 7, 2008 In connection with Dr. Keith’s resignation, we entered into a consulting agreement pursuant to which Dr. Keith agreed to serve as a member of our Scientific Advisory Board and to provide consulting services to us regarding research and development matters. The consulting agreement was effective as of February 8, 2008, has an initial term of until January 31, 2009, and may be terminated by either party upon written notice. In connection with the consulting agreement, Dr. Keith will be paid $25,000 per year for services to be rendered by him under the consulting agreement. In connection with Dr. Keith’s resignation, we also agreed to modify the terms of vested stock options held by Dr. Keith on February 7, 2008 exercisable for 272,135 shares of the our common stock, to extend the period of time for Dr. Keith to exercise such stock options from May 7, 2008 until 90 days after he no longer serves as a member of our Scientific Advisory Board.

Jason Cole—Mr. Cole is employed as our Senior Vice President and General Counsel pursuant to an employment agreement. Under the employment agreement, Mr. Cole is entitled to receive an annual bonus based on Mr. Cole’s performance and the Company’s performance against reasonably attainable goals determined by the Compensation Committee after consultation with our Chief Executive Officer. Either Mr. Cole or CombinatoRx may terminate his employment for any reason. If CombinatoRx terminates Mr. Cole without cause, as defined in the employment agreement, he is entitled to continuation of his then current base salary and payment of the premium cost of participation in the Company’s medical and dental plans for six months following the date of termination. In the event of a termination without cause within two years following a change of control, with change of control defined in the employment agreement, CombinatoRx is obligated to pay Mr. Cole six months of his then current base salary, six months of the premium cost of participation in the Company’s medical and dental plans, subject to applicable law and plan terms, and 100% of all unvested stock options and restricted stock held by Mr. Cole will be accelerated to fully vest.

The employment agreements with all of the Company’s named executive officers contain confidentiality, invention assignment and non-competition provisions.

Severance and Change in Control Arrangements

See “Employment Agreements” above for a description of the severance and change in control arrangements for Messrs. Borisy, Forrester, Grau, Cole and Dr. Keith.

The Compensation Committee of our Board of Directors, as plan administrator of our Amended and Restated 2000 Stock Option Plan and our Amended and Restated 2004 Incentive Plan, has the authority to provide for accelerated vesting of the shares of common stock subject to outstanding options held by our named executive officers and any other person in connection with certain changes in control of the Company.

Estimated Payments and Benefits Upon Termination

The amount of compensation and benefits payable to each named executive officer in various termination and change in control situations has been estimated in the tables below. The value of the option and restricted stock vesting acceleration was calculated for each of the tables below based on the assumption that the change in control and the executive’s employment termination occurred on December 31, 2007. The closing price of the Company’s stock on the Nasdaq Global Market as of December 31, 2007, was $4.44, which was used as the value of the Company’s stock in the change in control. The value of the option vesting acceleration was calculated by multiplying the number of unvested option shares subject to vesting acceleration as of December 31, 2007 by the difference between the closing price of the Company’s stock as of December 31, 2007 and the exercise price for such unvested option shares. The value of the restricted stock vesting acceleration was calculated by multiplying the number of unvested shares of restricted stock subject to vesting acceleration as of December 31, 2007 by the closing price of the Company’s stock as of December 31, 2007.

Alexis Borisy

The following table describes the potential payments and benefits upon employment termination for Alexis Borisy, the Company’s President and Chief Executive Officer, as if his employment terminated as of December 31, 2007, the last business day of our last fiscal year.

Executive Benefits and Payments upon Termination	Voluntary Resignation not for Good Reason		Voluntary Resignation for Good Reason		Termination by Company not for Cause		Termination by Company for Cause	Termination by Company without Cause or Voluntary Resignation for Good Reason in Connection with or Following Change in Control

Compensation:
Base salary	$70,833	(1)	$212,500	(2)	$212,500	(2)	—	$850,000	(3)
Target cash incentive bonus	$212,500	(4)	$212,500	(4)	$212,500	(4)	—	—
Stock options unvested and accelerated	—		$154,142	(5)	$154,142	(5)	—	$154,142	(5)
Restricted stock unvested and accelerated	—		$166,500	(6)	$166,500	(6)	—	$166,500	(6)
Tax gross-up payment	—		—		—		—	$0	(7)

Benefits and perquisites:
Health care continuation	—		$5,083	(8)	$5,083	(8)	—	$20,332	(9)
Accrued vacation pay(10)	$16,346		$16,346		$16,346		$16,346	$16,346

Total	$299,679		$767,071		$767,071		$16,346	$1,207,320

(1)	Salary for required 60 days’ prior written notice of resignation, or 60 days’ pay in lieu of notice.

(2)	Six months of base salary prior to the termination, payable in a lump sum.

(3)	Twenty-four months of base salary prior to the termination, payable in a lump sum.

(4)	Target bonus for 2007, assuming bonus compensation is earned and unpaid.

(5)	Acceleration of 100% of Mr. Borisy’s then unvested options.

(6)	Acceleration of 100% of Mr. Borisy’s then unvested restricted stock.

(7)	Represents lump sum payment payable to Mr. Borisy if any compensation payable in connection with a change in control is subject to the excise tax provided by Section 4999 of the Internal Revenue Code of 1986. The gross-up figures assume a December 31, 2007 change in control and termination date. For purposes of these figures, the following are included as parachute payments: cash severance payable upon the termination in connection with the change of control, the value of any benefits continuation due in the event of such termination, and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable federal tax regulations. Any earned but unpaid salary, vacation or similar pay due following the termination is not treated as a parachute payment. In addition, these figures assume that all outstanding stock options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $4.44 (the closing price of our common stock on December 31, 2007, the last business day of the year) over the exercise price per share under the stock option, multiplied by the number of shares subject to the option. These figures assume that no amounts will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

(8)	Payment of the COBRA health and dental insurance premiums for Mr. Borisy and his dependents for up to 6 months.

(9)	Payment of the COBRA health and dental insurance premiums for Mr. Borisy and his dependents for up to 24 months.

(10)	Based on ten vacation days available to Mr. Borisy at December 31, 2007.

Robert Forrester

The following table describes the potential payments and benefits upon employment termination for Robert Forrester, the Company’s Executive Vice President and Chief Financial Officer, as if his employment terminated as of December 31, 2007, the last business day of our last fiscal year.

Executive Benefits and Payments upon Termination	Voluntary Resignation not for Good Reason		Voluntary Resignation for Good Reason		Termination by Company not for Cause		Termination by Company for Cause	Upon the Occurrence of a Change in Control
Compensation:
Base salary	$55,000	(1)	$385,000	(2)	$385,000	(2)	—	$660,000	(3)
Stock options unvested and accelerated	—		$84,778	(4)	$84,778	(4)	—	$113,037	(5)
Restricted Stock unvested and accelerated	—		$62,438	(6)	$62,438	(6)	—	$83,250	(7)
Tax gross-up payment	—		—		—		—	$0	(8)

Benefits and perquisites:
Health care continuation	—		$10,700	(9)	$10,700	(9)	—	—
Accrued vacation pay(10)	3,802		3,802		3,802		3,802	3,802

Total	$58,802		$546,718		$546,718		$3,802	$860,089

(1)	Salary for required 60 days’ prior written notice of resignation.

(2)	Salary for required 60 days’ prior written notice of resignation or termination without cause, plus 12 months of base salary prior to the termination, payable in a lump sum. Three months’ severance may be recovered by the Company if Mr. Forrester is employed during the 12-month period following termination in a comparable full-time position with at least equal compensation.

(3)	Twice the amount of 12 months of base salary prior to the change in control, payable in a lump sum.

(4)	Acceleration of 75% of Mr. Forrester’s then unvested options (25% for each full year of employment with the Company).

(5)	Acceleration of 100% of Mr. Forrester’s then unvested options.

(6)	Acceleration of 75% of Mr. Forrester’s then unvested restricted stock (25% for each full year of employment with the Company).

(7)	Acceleration of 100% of Mr. Forrester’s then unvested restricted stock.

(8)

Represents lump sum payment payable to Mr. Forrester if any compensation payable in connection with a change in control is subject to the excise tax provided by Section 4999 of the Internal Revenue Code of 1986. The gross-up figures assume a December 31, 2007 change in control and termination date. For purposes of these figures, the following are included as parachute payments: cash severance payable upon the termination in connection with the change of control, the value of any benefits continuation due in the event of such termination, and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable federal tax regulations. Any earned but unpaid salary, vacation or similar pay due following the termination is not treated as a parachute payment. In addition, these figures assume that all outstanding stock options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $4.44 (the closing price of our common stock on December 31, 2007, the last business day of the year) over the exercise price per share under the stock option, multiplied by the number of shares subject to the option. These figures assume that no amounts will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

(9)	Payment of the COBRA health and dental insurance premiums for Mr. Forrester and his dependents for up to 12 months.

(10)	Based on three vacation days available to Mr. Forrester at December 31, 2007.

Daniel Grau

The following table describes the potential payments and benefits upon employment termination for Daniel Grau, the Company’s Chief Operating Officer, as if his employment terminated as of December 31, 2007, the last business day of our last fiscal year.

Executive Benefits and Payments upon Termination	Voluntary Resignation	Termination by Company not for Cause		Termination by Company for Cause	Termination by Company without Cause in Connection with or Following Change in Control
Compensation:
Base salary	—	$150,000	(1)	—	$600,000	(2)
Stock options unvested and accelerated	—	$72,708	(3)	—	$72,708	(3)
Restricted Stock unvested and accelerated	—	$222,000	(4)	—	$222,000	(4)

Benefits and perquisites:
Health care continuation	—	$1,800	(5)	—	$7,201	(6)
Accrued vacation pay(7)	$6,923	$6,923		$6,923	$6,923

Total	$6,923	$453,431		$6,923	$908,832	(8)

(1)	Six months of base salary prior to the termination, payable in a lump sum.

(2)	Twenty-four months of base salary prior to the termination, payable in a lump sum.

(3)	Acceleration of 100% of Mr. Grau’s then unvested options.

(4)	Acceleration of 100% of Mr. Grau’s then unvested restricted stock.

(5)	Payment of the COBRA health and dental insurance premiums for Mr. Grau and his dependents for up to 6 months.

(6)	Payment of the COBRA health and dental insurance premiums for Mr. Grau and his dependents for up to 24 months.

(7)	Based on six vacation days available to Mr. Grau at December 31, 2007.

(8)	To the extent compensation payable to Mr. Grau in connection with a change in control is subject to the excise tax provided by Section 4999 of the Internal Revenue Code of 1986, Mr. Grau may elect to either pay such excise tax or have such payments reduced to the extent necessary, so he shall not be liable for any such excise tax.

Curtis Keith, Ph.D.

On February 7, 2008, Dr. Keith resigned from his employment with the Company. In connection with Dr. Keith’s resignation, we entered into a consulting agreement with Dr. Keith and also agreed to modify the terms of vested stock options held by Dr. Keith, the terms of which are described above under “Employment Agreements.”

Jason Cole

The following table describes the potential payments and benefits upon employment termination for Jason Cole, the Company’s Senior Vice President and General Counsel, as if his employment terminated as of December 31, 2007, the last business day of our last fiscal year.

Executive Benefits and Payments upon Termination	Termination by Company not for Cause		Termination by Company for Cause	Termination by Company without Cause in Connection with or Following Change in Control
Compensation:
Base salary	$135,000	(1)	—	$135,000	(2)
Stock options unvested and accelerated	$—		—	$0	(3)
Restricted Stock unvested and accelerated	$—		—	$—

Benefits and perquisites:
Health care continuation	$5,083	(4)	—	$5,083	(4)
Accrued vacation pay(5)	$0		$0	$0

Total	$140,083		$0	$140,083	(6)

(1)	Six months of base salary prior to the termination, payable in the form of salary continuation.

(2)	Six months of base salary prior to the termination, payable in a lump sum.

(3)	Acceleration of 100% of Mr. Cole’s then unvested options.

(4)	Payment of the COBRA health and dental insurance premiums for Mr. Cole and his dependents for up to 6 months.

(5)	Based on zero vacation days available to Mr. Cole at December 31, 2007.

(6)	To the extent compensation payable to Mr. Cole in connection with a change in control is subject to the excise tax provided by Section 4999 of the Internal Revenue Code of 1986, Mr. Cole may elect to either pay such excise tax or have such payments reduced to the extent necessary, so he shall not be liable for any such excise tax.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

On September 28, 2006, based on the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors adopted a new non-employee director compensation policy, to replace the previous non-employee director compensation policy, which went into effect upon our initial public offering on November 9, 2005.

Under the terms of the revised director compensation policy, effective October 1, 2006, non-employee directors will each receive an annual cash retainer in the amount of $25,000, payable quarterly, for their service as directors. Each non-employee director will also receive an annual cash retainer of $5,000, payable quarterly, for each standing committee of the Board of Directors they serve on. The chairperson of the Audit Committee will receive an additional $10,000 per year for his or her service, and the chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee each will receive $5,000 per year for his or her service.

Under the terms of the revised director compensation policy, effective October 1, 2006, non-employee directors will also be entitled to receive options under our Amended and Restated 2004 Incentive Plan to purchase 25,000 shares of Company common stock upon initial election or appointment to the Board of Directors and an annual grant of options to purchase 12,500 shares of our common stock for service at and after each Annual Meeting of Stockholders. The exercise price of all options granted to non-employee directors may not be less than 100% of the fair market value of our common stock on the date of the grant. All options granted pursuant to the revised director compensation policy expire ten years after the date of grant and, in the case of grants upon initial election or appointment, become exercisable, 25% on the first anniversary of the date of grant and in increments of 6.25% at the end of each three-month period thereafter, except that in the event of a change of control the options may, upon the determination of the Compensation Committee, accelerate and become immediately exercisable. Option grants made pursuant to the revised director compensation policy on an annual basis will become fully exercisable on the first anniversary of the date of grant.

On September 28, 2006, in order to bring the prior annual option grants to non-employee directors in line with the revised director compensation policy, the Compensation Committee of the Board of Directors granted non-qualified stock options under the Company’s Amended and Restated 2004 Incentive Plan to Mr. Richard Aldrich, Ms. Barbara Deptula, Mr. Patrick Fortune, Mr. Frank Haydu and Mr. Richard Pops to purchase 6,786 shares of Company common stock at an exercise price of $6.11 per share. Such options fully vested on June 1, 2007.

In connection with the adoption of the revised director compensation policy, the Compensation Committee retained the executive compensation consulting firm of Watson Wyatt to benchmark non-employee director compensation. The report provided by Watson Wyatt indicated that the Company’s compensation of non-employee directors was below the median compensation for comparable peer companies. The report compared our non-employee director compensation with that of 16 comparable companies, including Acadia Pharmaceuticals, Inc., Alnylam Pharmaceuticals, Inc., Anadys Pharmaceuticals, Inc., Ariad Pharmaceuticals Inc., CuraGen Corporation, Genta Incorporated, Idenix Pharmaceuticals, Inc., ISIS Pharmaceuticals, Inc., Metabasis Therapeutics, Inc., Momenta Pharmaceuticals, Inc., NitroMed, Inc., Novavax Inc., Panacos Pharmaceuticals, Inc., Sciclone Pharmaceuticals, Inc., Trimeris, Inc. and Viacell, Inc. and Vical Incorporated, analyzing various factors such as geography, employee headcount, capitalization, product candidate pipeline, and therapeutic focus. Our Compensation Committee realizes that benchmarking the Company’s outside directors’ compensation against the compensation earned at comparable companies may not always be appropriate but believes that engaging in a comparative analysis of the Company’s compensation practices is useful at this point in the life cycle of the Company.

CombinatoRx also reimburses members of the Board of Directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. Directors who are also CombinatoRx employees receive no additional compensation for serving as directors.

Director Compensation

The following table shows the compensation earned by each of our non-employee directors for the year ended December 31, 2007:

Name	Fees Earned or Paid in Cash($)	Option Awards($)(4)		Total($)
Richard Aldrich(1)	$14,583	$9,816		$24,399
Sally Crawford(2)	$17,500	$14,463	(5)	$31,963
Barbara Deptula	$35,000	$82,943	(6)	$117,943
Patrick Fortune	$37,917	$51,632	(7)	$89,549
Frank Haydu	$45,000	$149,498	(8)	$194,498
Michael Kauffman	$30,000	$58,376	(9)	$88,376
W. James O’Shea(3)	$17,500	$14,463	(10)	$31,963
Richard Pops	$35,000	$200,388	(11)	$235,388

(1)	Mr. Aldrich resigned from our Board of Directors effective May 31, 2007. On May 31, 2007, the Compensation Committee agreed to accelerate the vesting of options held by Mr. Aldrich exercisable for 8,215 shares of common stock by one day to allow such vesting through the last day of Mr. Aldrich’s service on the Board of Directors.

(2)	Ms. Crawford was elected to our Board of Directors effective May 31, 2007.

(3)	Mr. O’Shea was appointed to our Board of Directors effective May 31, 2007.

(4)	This column reflects the compensation cost for the year ended December 31, 2007 of each director’s options, calculated in accordance with SFAS 123(R) and using a Black-Scholes valuation model for 2007 and 2006 awards, using SFAS 123 for 2005 awards and using APB No. 25 for awards prior to 2005. For purposes of this calculation, we have disregarded the estimate of forfeitures related to service-based vesting conditions. There can be no assurance that the accounting compensation costs will ever be realized by the director. See notes 2 and 8 of “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K filed with the SEC on March 13, 2008 for a discussion of assumptions made by the Company in determining the grant date fair value and compensation costs of our stock option grants.

(5)	As of December 31, 2007, Ms. Crawford held options to purchase an aggregate of 25,000 shares of our common stock, none of which were vested as of December 31, 2007.

(6)	As of December 31, 2007, Ms. Deptula held options to purchase an aggregate of 53,557 shares of our common stock, 26,058 shares of which were vested as of December 31, 2007.

(7)	As of December 31, 2007, Dr. Fortune held options to purchase an aggregate of 25,000 shares of our common stock, 8,929 shares of which were vested as of December 31, 2007.

(8)	As of December 31, 2007, Mr. Haydu held options to purchase an aggregate of 53,571 shares of our common stock, 32,143 shares of which were vested as of December 31, 2007.

(9)	As of December 31, 2007, Mr. Kauffman held options to purchase an aggregate of 35,357 shares of our common stock, 8,572 shares of which were vested as of December 31, 2007.

(10)	As of December 31, 2007, Mr. O’Shea held options to purchase an aggregate of 25,000 shares of our common stock, none of which were vested as of December 31, 2007.

(11)	As of December 31, 2007, Mr. Pops held options to purchase an aggregate of 108,428 shares of our common stock, 86,643 shares of which were vested as of December 31, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of December 31, 2007, the Compensation Committee consisted of Mr. Pops, as Chairman, Ms. Crawford, Ms. Deptula and Mr. O’Shea. None of the current members of the Compensation Committee is or was an officer or employee of CombinatoRx. During 2007, none of the Company’s executive officers served as a director or member of the Compensation Committee of any other entity whose executive officers served on the CombinatoRx Board of Directors or Compensation Committee.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount of common stock of CombinatoRx beneficially owned, directly or indirectly, as of March 31, 2008, by (i) each current director of CombinatoRx, (ii) each named executive officer of CombinatoRx, (iii) all directors and named executive officers of CombinatoRx as a group, and (iv) each person who is known to CombinatoRx to beneficially own more than five percent (5%) of the outstanding shares of common stock of CombinatoRx, as determined through SEC filings, and the percentage of the common stock outstanding represented by each such amount. All shares of common stock shown in the table reflect sole voting and investment power except as otherwise noted. Unless otherwise indicated, the address for each person listed below is c/o CombinatoRx, Incorporated, 245 First Street, Sixteenth Floor, Cambridge, Massachusetts 02142.

Beneficial ownership is determined by the rules of the Securities and Exchange Commission and includes voting or investment power of the securities. As of March 31, 2008, CombinatoRx had 34,844,351 shares of common stock outstanding. Shares of common stock subject to options or other rights to purchase which are now exercisable or are exercisable within 60 days after March 31, 2008 are to be considered outstanding for purposes of computing the percentage ownership of the persons holding these options or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
Funds advised by T. Rowe Price Associates, Inc.(1)	3,055,689	8.8%
Entities affiliated with Austin Marxe and David Greenhouse(2)	2,205,738	6.3%
Entities affiliated with BVF, Inc.(3)	2,076,949	6.0%
Angiotech Pharmaceuticals, Inc.(4)	1,948,051	5.6%
Entities affiliated with QVT Financial L.P.(5)	1,855,851	5.3%

Directors and Named Executive Officers
Alexis Borisy(6)	784,596	2.2%
Robert Forrester(7)	367,141	1.0%
Daniel Grau(8)	261,958	*
Jason Cole(9)	104,295	*
Sally Crawford	0	*
Barbara Deptula(10)	40,343	*
Patrick Fortune(11)	1,503,782	4.3%
Frank Haydu(12)	48,571	*
Michael Kauffman(13)	22,500	*
W. James O’Shea	0	*
Richard Pops(14)	100,928	*
All current named executive officers and directors as a group (11 persons)(15)	3,234,114	8.9%

*	Represents holdings of less than 1%

(1)

The address for T. Rowe Price Associates, Inc. (Price Associates) is 100 East Pratt Street, Baltimore, Maryland 21202. The number of shares beneficially owned by Price Associates is as of December 31, 2007, as disclosed in a Schedule 13G filed with the SEC. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser for with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)	The address for Austin Marxe (“Marxe”) and David Greenhouse (“Greenhouse”) is c/o Special Situations Funds, 27 Madison Avenue, Suite 2600, New York, New York 10022. The number of shares of common stock beneficially owned by Messrs. Marxe and Greenhouse is as of December 31, 2007, as disclosed in a Schedule 13G filed with the SEC. The 2,205,738 shares of common stock beneficially owned by Messrs. Marxe and Greenhouse includes 270,211 shares of common stock held by Special Situations Cayman Fund, L.P. (“Cayman”), 1,081,821 shares of common stock held by Special Situations Fund III QP, L.P. (“SSFQP”), 89,575 shares of common stock held by Special Situations Fund III, L.P. (“SSF3”), 289,107 shares of common stock held by Special Situations Private Equity Fund, L.P. (“SSPE”) and 475,024 shares of common stock held by Special Situations Life Sciences Fund, L.P. (Life Sciences). Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Cayman. AWM also serves as the general partner of MGP Advisers Limited Partnership (“MGP”), the general partner of and investment adviser to SSF3 and the general partner of SSFQP. Marxe and Greenhouse are members of MG Advisers L.L.C. the general partner of SSPE. Marxe and Greenhouse are also members of LS Advisers L.L.C. the general partner of Life Sciences. AWM serves as the investment adviser to SSFQP, SSPE and Life Sciences.

(3)	The address for BVF, Inc. is 900 North Michigan Avenue, Suite 1100, Chicago, Illinois, 60611. The number of shares of common stock beneficially owned by BVF, Inc. is as of January 11, 2008, as disclosed in a Schedule 13G filed with the SEC. Of the 2,076,949 shares of common stock beneficially owned by BVF, Inc. and BVF Partners L.P. (“Partners”), Biotechnology Value Fund, L.P. (“BVF”) beneficially owned 416,049 shares of common stock, Biotechnology Value Fund II, L.P. (“BVF2”) beneficially owned 298,900 shares of common stock, BVF Investments, L.L.C. (“Investments”) beneficially owned 1,042,000 shares of common stock and Investment 10, L.L.C. (“ILL10”) beneficially owned 120,000 shares of common stock. Pursuant to the operating agreement of Investments, Partners is authorized, among other things, to invest the funds of Ziff Asset Management, L.P., the majority member of Investments, in shares of the common stock beneficially owned by Investments and to vote and exercise dispositive power over those shares of the common stock. Partners and BVF, Inc. share voting and dispositive power over shares of the common stock beneficially owned by BVF, BVF2, Investments and those owned by ILL10, on whose behalf Partners acts as an investment manager and, accordingly, Partners and BVF, Inc. have beneficial ownership of all of the shares of the common stock owned by such parties.

(4)	The address for Angiotech Pharmaceuticals, Inc. is 1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6.

(5)	The address for QVT Financial LP (“QVT Financial”) is 1177 Avenue of the Americas, 9th Floor, New York, New York 10036. The number of shares of common stock beneficially owned by QVT Financial is as of March 7, 2008, as disclosed in a Schedule 13G filed with the SEC. QVT Financial is the investment manager for QVT Fund LP (the “Fund”), which beneficially owns 1,582,909 shares of common stock, and for Quintessence Fund L.P. (“Quintessence”), which beneficially owns 176,104 shares of common stock. QVT Financial is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which holds 96,838 shares of common stock. QVT Financial has the power to direct the vote and disposition of the common stock held by the Fund, Quintessence and the Separate Account. QVT Financial GP LLC, as General Partner of QVT Financial, may be deemed to beneficially own the same number of shares of common stock reported by QVT Financial. QVT Associates GP LLC, as General Partner of the Fund and Quintessence, may be deemed to beneficially own the aggregate number of shares of common stock owned by the Fund and Quintessence. Each of QVT Financial and QVT Financial GP LLC disclaims beneficial ownership of the shares of common stock owned by the Fund and Quintessence and held in the Separate Account. QVT Associates GP LLC disclaims beneficial ownership of all shares of common stock owned by the Fund and Quintessence, except to the extent of its pecuniary interest therein.

(6)	Consists of 292,455 shares of common stock, 25,000 shares of restricted common stock and 467,141 shares of common stock underlying options exercisable within 60 days of March 31, 2008.

(7)	Consists of 14,515 shares of common stock, 12,500 shares of restricted common stock, and 340,126 shares of common stock underlying options exercisable within 60 days of March 31, 2008. A total of 3,000 shares of the common stock beneficially owned by Mr. Forrester is held by trusts to benefit his minor children.

(8)	Consists of 34,125 shares of common stock and 227,833 shares of common stock underlying options exercisable within 60 days of March 31, 2008.

(9)	Consists of 25,000 shares of restricted common stock and 79,295 shares of common stock underlying options exercisable within 60 days of March 31, 2008.

(10)	Consists of 40,343 shares of common stock underlying options exercisable within 60 days of March 31, 2008.

(11)	Consists of 21,786 shares of common stock underlying options exercisable within 60 days of March 31, 2008 and 6,335 shares of common stock held by Boston Millennia Associates II Partnership; 175,215 shares of common stock held by Boston Millennia Partners GmbH & Co. KG; 1,230,438 shares of common stock held by Boston Millennia Partners II Limited Partnership; 58,941 shares of common stock held by Boston Millennia Partners II-A Limited Partnership; and 11,067 shares of common stock held by Strategic Advisors Fund Limited Partnership. Patrick Fortune is a partner of Glen Partners II Limited Partnership, the sponsor of some of these investment funds. Mr. Fortune disclaims beneficial ownership of the shares held by each of the Boston Millennia funds, except to the extent of his pecuniary interest therein.

(12)	Consists of 48,571 shares of common stock underlying options exercisable within 60 days of March 31, 2008.

(13)	Consists of 22,500 shares of common stock underlying options exercisable within 60 days of March 31, 2008.

(14)	Consists of 100,928 shares of common stock underlying options exercisable within 60 days of March 31, 2008.

(15)	See footnotes 5-14 above.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

In April 2007, the Board of Directors adopted a written policy and procedures for the review, approval and ratification of transactions involving CombinatoRx and “related persons” (directors and executive officers or their immediate family members, or shareholders beneficially owning more than five percent of the common stock). The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries was, is or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

All related person transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee, or if time is of the essence, the Chair of the Audit Committee. If a director is involved in the transaction, he or she may not participate in any review, approval or ratification of such transaction. Related person transactions are approved by the Audit Committee only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and our shareholders, as the Committee determines in good faith. The Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may also impose such conditions as it deems necessary and appropriate on the Company or the related person in connection with the transaction. In the case of a transaction presented to the Audit Committee for ratification, the Audit Committee may ratify the transaction or determine whether rescission of the transaction is appropriate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2007, CombinatoRx has engaged in the following transactions with its directors, officers and holders of more than five percent of its voting securities and their affiliates.

Research and License Agreement with Angiotech Pharmaceuticals, Inc.

CombinatoRx has entered into and continues to perform under a research and license agreement dated as of October 5, 2005, with Angiotech Pharmaceuticals, Inc., a holder of more than 5% of our common stock. Under the research and license agreement we have granted Angiotech an exclusive, royalty-bearing license to up to ten compounds to be selected by Angiotech from our portfolio of clinical and preclinical product candidates or Chalice database, as well as an option to purchase the same rights to an additional five compounds. This license is for Angiotech’s research, development and potential commercialization of the licensed compounds as drug components to be used in Angiotech’s field with medical devices or interventional medicine products to treat conditions in specific areas of the human body. In addition, we have agreed to use our cHTS technology in a joint research project with Angiotech to screen in different disease-specific assays combinations of compounds that may be developed and commercialized by Angiotech for use in combination with medical devices or with interventional medicine products in Angiotech’s field. We have granted Angiotech an exclusive, royalty-bearing license to the intellectual property from the joint research in Angiotech’s field of use in combination with medical devices and interventional medicine products to treat conditions in specific areas of the human body, and we have an exclusive, non-royalty bearing license to such intellectual property for use outside of Angiotech’s field.

Under the research and license agreement, Angiotech paid us a $27.0 million up-front license execution fee. As contemplated by the original agreement, on June 8, 2007, Angiotech agreed to extend the research project beyond the original 30-month term to a total term of five years for an additional license execution fee of $7.0 million. We may also receive payments from Angiotech of up to $10.0 million upon Angiotech’s election to receive a license to up to five additional compounds, beyond the initial ten compounds, from our portfolio of clinical and preclinical product candidates or Chalice database for development. In addition, for each compound licensed to Angiotech that is discovered through the research project or through Angiotech’s selection of compounds from our portfolio of clinical and preclinical product candidates or Chalice database, we may also receive up to $30.0 million in milestone payments if certain development and regulatory approval milestones are met, as well as royalties on any future product sales incorporating the compounds.

During the period of the research project and for one year thereafter, or, if the Angiotech research and license agreement is terminated, for one year after such termination, we have agreed not to enter into any agreement to license or grant rights to any compound to a third party in defined areas of Angiotech’s field. We may enter into an agreement that grants rights in Angiotech’s field other than these defined areas if such grant of rights is materially broader than or different from Angiotech’s field and such agreement is not entered into for the purpose of granting rights to use our intellectual property in Angiotech’s field. In addition, during such period of time, we have also agreed not to perform cHTS screening using the same screens performed pursuant to the Angiotech research project or grant a license or other rights to use our intellectual property to third parties operating primarily in the Angiotech field.

The research and license agreement will remain in effect during the five-year period of the research project and as long as Angiotech is either conducting preclinical research, doing clinical development or commercializing a licensed compound that requires the payment of a royalty to us.

In connection with the research and license agreement with Angiotech, we also entered into a stock purchase agreement with Angiotech under which in exchange for $15.0 million, we issued to Angiotech 1,363,636 shares of Series E preferred stock that automatically converted into 1,948,051 shares of our common stock upon the closing of our initial public offering on November 9, 2005. On December 1, 2006, CombinatoRx filed, upon the request of Angiotech Pharmaceuticals, Inc., a registration statement on Form S-3 covering their resale of the 1,948,051 shares of common stock held by them. This registration statement was declared effective by the SEC on December 13, 2006.

CombinatoRx (Singapore) Pte. Ltd.

On August 16, 2005, we formed a subsidiary in Singapore, CombinatoRx (Singapore) Pte. Ltd., for the purpose of conducting our discovery and development of product candidates to treat infectious diseases. We own 51% of the subsidiary’s capital stock. Pursuant to a Subscription and Shareholders Agreement, BioMedical Sciences Investment Fund Pte Ltd, an affiliate of Bio*One Capital Pte Ltd, a biomedical sciences investment management company associated with Singapore’s Economic Development Board (EDB), has invested $2.5 million in shares of convertible, redeemable preferred stock of the subsidiary, which represents on an as-converted basis 49% of the subsidiary’s capitalization. BioMedical Sciences further committed to invest up to an additional $17.5 million in the subsidiary through the purchase of a series of convertible promissory notes, through December 31, 2009, provided our subsidiary achieves certain milestones related to the development of infectious disease product candidates. A Series 1 convertible note with a principal amount of $5.5 million was purchased concurrently with the initial investment in the subsidiary’s preferred stock on August 30, 2005, a $3.5 million Series 2 convertible note was purchased on June 8, 2006 and a $3.5 million Series 3 convertible note was purchased on May 30, 2007.

In addition to the funding from BioMedical Sciences, on April 19, 2006, the subsidiary received approval for a grant from the Singapore EDB Biomedical Sciences Group for up to approximately $5.8 million to support infectious disease drug research and development. The grant covers a percentage of qualifying costs of the research and development project on a cost reimbursement basis. Qualifying costs include salaries, equipment, scientific consumables and intellectual property costs. Reimbursement for these costs under the grant is subject to the satisfaction of certain conditions by the subsidiary, including completion of the development project for infectious disease within a specified timeline, spending specified amounts on the project, the completion of other development milestones and the maintenance of specified levels of employment in Singapore. Subject to agreed upon audit rights by the EDB, cumulative qualifying costs are reimbursed upon application until 70% of the initial grant amount has been submitted by the subsidiary. The remaining 30% of the award may be paid by the EDB once the Company completes the research and development project. The grant extends through September 30, 2010. If the subsidiary breaches a condition of the grant, after good faith negotiations, the EDB may recover previously released grant funds from the subsidiary. In addition, the EDB retains the right to change the terms and conditions of the grant as deemed necessary by the EDB. Through December 31, 2007, we have received approximately $1.1 million in funding under the EDB grant.

Under a Services Agreement between us and our subsidiary, we have agreed to provide assay development and screening services for the subsidiary aimed at the discovery and development of combination therapies for the treatment of infectious disease, over a four year period. The subsidiary will employ clinical research and development personnel in Singapore to conduct research based on the results of our initial screenings. The Services Agreement provides for the assignment to the subsidiary of all intellectual property rights covering novel therapeutic combination therapies for infectious disease discovered through our work under the Agreement, in exchange for cash payments to us from the subsidiary of up to approximately $7.3 million over four years and a 2.5% royalty on sales of all products covered by any patent right assigned to the subsidiary. If the subsidiary determines not to advance any product candidate discovered through our initial screening activities under the Services Agreement into initial clinical trials and to initiate screening in a second infectious disease therapeutic area, we have agreed to loan the subsidiary an amount sufficient to cover 50% of the cost of the additional screening, in the form of a note subordinated in payment to the BioMedical Sciences notes. The Services Agreement provides for the grant back to us by the subsidiary of a fully paid, exclusive license under all intellectual property rights assigned by us to the subsidiary for use outside of the infectious disease field. As defined in the Services Agreement, the infectious disease field does not include biodefense applications or any topical application for the treatment of acne or impetigo, with the result that we retain all rights for these applications.

Under the Subscription and Shareholders Agreement, we have agreed to provide assay development and screening services in the infectious disease field, as defined, exclusively to the subsidiary during the term of the Services Agreement and not to compete with the subsidiary in the infectious disease field, as defined, in substantially all markets until the earlier of August 19, 2009 or one year after we cease to hold any stock in the subsidiary.

Under the Subscription and Shareholders Agreement, the subsidiary is governed by a five person board of directors, two of whom are appointed by us, two by BioMedical Sciences and one by agreement between us and BioMedical Sciences. Operations of the subsidiary are conducted pursuant to a business plan and budget agreed to by us and BioMedical Sciences. Significant corporate actions by the subsidiary require both our consent and the consent of BioMedical Sciences, as do modifications of any agreement between the subsidiary and us or between the subsidiary and BioMedical Sciences. Neither we nor BioMedical Sciences may sell or transfer our shares in the subsidiary prior to August 19, 2009, except to affiliates. Thereafter, such shares may be transferred only after they are first offered to the subsidiary and to the other party. We also have granted to BioMedical Sciences, and BioMedical Sciences has granted to us, tag along rights to participate in any proposed sale to a third party of shares in the subsidiary.

The preferred stock of our subsidiary held by BioMedical Sciences is entitled to an annual 5% dividend payable upon redemption or liquidation of the subsidiary and is subject to redemption by the subsidiary for a cash payment equal to 125% of the purchase price of the shares plus accrued, but unpaid, dividends. The notes bear interest at an annual rate of 5% and become due and payable on December 31, 2009, unless we elect through the subsidiary to prepay the notes before that date. If we elect to prepay, the prepayment amount would equal 125% of the outstanding principal balance of the notes plus accrued, but unpaid, interest. The notes are secured by a security interest in all of the non-intellectual property assets of the subsidiary and by a negative pledge by the subsidiary with respect to its intellectual property rights. We have pledged our shares in the subsidiary as additional collateral for our subsidiary’s obligations to BioMedical Sciences under the notes. We are not obligated to make any cash payment on the notes if the subsidiary fails to do so, but on default by the subsidiary, BioMedical Sciences has the right to convert the notes into our common stock.

BioMedical Sciences has the option to convert its shares of preferred stock of our subsidiary into our common stock. In addition, upon the proposed redemption of the shares of preferred stock or the prepayment or repayment of any note, BioMedical Sciences may elect to receive in lieu of some or all of the cash otherwise payable to it, shares of our common stock. The notes are convertible into our common stock at the option of BioMedical Sciences only upon maturity, acceleration or default or any proposed prepayment. For any conversion of currently outstanding preferred stock or the originally issued note into or payment satisfied by the issuance of our common stock (other than in the case of default by us or our subsidiary), the price of our common stock for conversion purposes will be $10.80 per share or, in the case of the note issued on June 8, 2006, $11.57 per share or, in the case of the Series 3 note issued on May 30, 2007, $9.11 per share. Additional notes issued will convert at a price obtained by dividing the aggregate principal balance of such notes by a 40% premium to the volume-weighted average of the Company’s common stock price based on the trading price of its common stock over the 20 trading days immediately prior to the time such notes issued. If at any time the volume-weighted average price of our common stock exceeds $13.50 over the prior 20 consecutive trading days, we may require BioMedical Sciences to convert its shares of preferred stock or the initially issued Series 1 note into shares of our common stock. The volume-weighted average price of our common stock must exceed $14.47 for 20 consecutive trading days for us to be able to require BioMedical Sciences to convert the Series 2 note issued to it on June 8, 2006 into our common stock. The volume-weighted average price of our common stock must exceed $11.39 for 20 consecutive trading days for us to be able to require BioMedical Sciences to convert the Series 3 note issued to it on May 30, 2007 in our common stock. If we or our subsidiary are in default at the time of any conversion, the premium will not apply. BioMedical Sciences may not convert its convertible preferred stock or convertible promissory notes to the extent that after such conversion it would own more than 19.9% of our common stock then outstanding.

We have agreed to file, on BioMedical Sciences’s request, at any time after November 9, 2006, a registration statement covering the resale by them of any of our common stock they acquire through conversion or redemption.

Registration Rights

The holders of 1,481,966 shares of CombinatoRx common stock and holders of warrants to purchase up to 96,252 shares of common stock are entitled to require us to register their shares or participate in a registration of shares by us under the Securities Act. These rights are provided under the terms of various agreements between us and the holders of these shares and warrants. Funds managed by Boston Millennia Partners hold the 1,481,996 registrable shares. Patrick Fortune, one of our directors, is a partner of Glen Partners II Limited Partnership, the sponsor of the Boston Millennia funds.

Indemnification Agreements

CombinatoRx has entered into indemnification agreements with each of its current non-employee directors to give such directors additional contractual assurances regarding the scope of the indemnification set forth in the Company’s certificate of incorporation and By-Laws and to provide additional procedural protections.

Other Agreements with Executive Officers, Directors and their Affiliates

The following agreements are in effect with the Company’s executive officers, directors, and their affiliates as of March 31, 2008:

Name of Officer, Director, or Affiliate thereof		Name of Agreement
Dr. Gary Borisy, father of Alexis Borisy	•	Scientific Advisory Board Member Confidentiality, Non-Disclosure and Proprietary Rights Agreement.(1)
	•	Stock Option Agreement to purchase 7,143 shares of our common stock.(2)

(1)	CombinatoRx also reimburses Dr. Gary Borisy’s expenses in connection with his service as a Scientific Advisor.

(2)	Consists of 7,143 shares with an exercise price of $0.18 pursuant to an agreement dated May 3, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, certain of its officers and persons who own more than 10% of the Company’s common stock to file reports of ownership of, and transactions in, the Company’s common stock with the Securities and Exchange Commission. Based on the Company’s review of the reports it has received, CombinatoRx believes that all of its directors, officers and persons owning more than 10% of the Company’s common stock complied with all reporting requirements applicable to them with respect to transactions in the fiscal year ended December 31, 2007.

PROPOSAL 2:  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The firm of Ernst & Young LLP, independent auditors, has been selected by the Audit Committee as auditors for CombinatoRx for the fiscal year ending December 31, 2008. Ernst & Young LLP acted as independent auditors for CombinatoRx for the year ended December 31, 2007. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

The Company’s organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent auditors. CombinatoRx requests such ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of CombinatoRx and its stockholders.

The Audit Committee, or a designated member thereof, pre-approves each audit and non-audit service rendered by Ernst & Young LLP to CombinatoRx pursuant to the Company’s Audit and Non-Audit Pre-Approval Policy.

The following table shows information about fees paid by CombinatoRx to Ernst & Young LLP during the fiscal years ended December 31, 2007 and 2006.

	Fiscal Year 2007	Percentage of 2007 Services Approved by Audit Committee	Fiscal Year 2006	Percentage of 2006 Services Approved by Audit Committee
Audit fees(1)	$374,600	100%	$399,100	100%
Audit-related fees(2)	$5,691	100%	$7,860	100%
Tax fees(3)	$6,760	100%	$3,830	100%
All other fees	$—	100%	$—	—%

Total fees	$387,051	100%	$410,790	100%

(1)	Audit fees in 2007 include fees in the amount of $52,000 for the Company’s registered direct offering and related consents and comfort letters, and audit fees in 2006 include fees in the amount of $36,000 for the Company’s registration statements on Form S-1 and S-3 and related consents.

(2)	Audit-related fees in 2007 and 2006 relate to agreed upon procedures performed by Ernst & Young LLP for CombinatoRx (Singapore) Pte. Ltd. related to the grant from the Singapore Economic Development Board.

(3)	Tax fees include consultation on tax matters related to CombinatoRx (Singapore) Pte. Ltd. and other tax planning and advice.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE

FOR

THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS

(PROPOSAL 2 ON YOUR PROXY CARD)

CODE OF ETHICS AND CONDUCT AND CORPORATE GOVERNANCE GUIDELINES

CombinatoRx has adopted a Code of Ethics and Conduct for its directors, officers and employees, including its President and Chief Executive Officer, Chief Financial Officer and Controller (or persons performing an equivalent function). A copy of the Company’s Code of Ethics and Conduct may be accessed free of charge by visiting the Company’s website at www.combinatorx.com and going to the “Investors—Corporate Governance” section or by requesting a copy in writing from Jason F. Cole, Secretary at the Company’s offices. CombinatoRx intends to post on its website any amendment to, or waiver under, a provision of the Code of Ethics that applies to its President and Chief Executive Officer, Chief Financial Officer or Controller (or persons performing an equivalent function) within four business days following the date of such amendment or waiver.

A copy of the Company’s Corporate Governance Guidelines may also be accessed free of charge by visiting the Company’s website at www.combinatorx.com and going to the “Investors—Corporate Governance” section or by requesting a copy from Jason F. Cole, Secretary at the Company’s offices.

POLICIES ON REPORTING OF CONCERNS REGARDING ACCOUNTING AND OTHER MATTERS AND ON COMMUNICATING WITH NON-MANAGEMENT DIRECTORS

The Board of Directors and the Audit Committee have adopted policies on reporting concerns regarding accounting and other matters and on communicating with the non-management directors. Any person, whether or not an employee, who has a concern about the conduct of CombinatoRx, or any of its people, including with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to Mr. Frank Haydu, the chairperson of the Audit Committee, who is the designated contact for these purposes. Contact may be made by writing to him care of the Audit Committee at the Company’s offices at 245 First Street, Sixteenth Floor, Cambridge, MA 02142, by email at frankhaydu@yahoo.com or by calling him at (617) 244-5521. Any interested party, whether or not an employee, who wishes to communicate directly with the presiding director of the executive sessions of our non-management directors, or with our non-management directors as a group, also may contact Mr. Haydu using one of the above methods.

STOCKHOLDER PROPOSALS

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2009 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s By-laws. To be eligible, the stockholder proposals must be received by the Secretary of CombinatoRx on or before December 24, 2008.

Under the Company’s current By-laws, proposals of business and nominations for directors other than those to be included in the Company’s proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the By-laws. Except as noted below, to be timely a notice with respect to the 2009 Annual Meeting of Stockholders must be delivered to the Secretary of CombinatoRx no earlier than February 28, 2009 and no later than March 30, 2009, unless the date of the 2009 Annual Meeting is advanced or delayed by more than thirty (30) days from the anniversary date of the 2008 Annual Meeting, in which event the By-laws provide different notice requirements. Any proposal of business or nomination should be mailed to: Jason F. Cole, Secretary, CombinatoRx, Incorporated, 245 First Street, Sixteenth Floor, Cambridge, Massachusetts 02142.

WHERE YOU CAN FIND MORE INFORMATION

CombinatoRx files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that CombinatoRx files at the SEC’s public reference room at the following location: 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

CombinatoRx may “incorporate by reference” information into this document, which means that CombinatoRx can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be a part of this document, except for any information superseded by information contained directly in this document. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (which Annual Report accompanies this Proxy Statement) was previously filed by CombinatoRx and is incorporated by reference in this Proxy Statement. CombinatoRx also incorporates by reference any documents that it may file with the SEC between the time this Proxy Statement is sent to stockholders and the date of the Annual Meeting.

CombinatoRx may have sent to you some of the documents incorporated by reference, but you can obtain any of them through CombinatoRx, the CombinatoRx website at www.combinatorx.com, the SEC or the SEC’s website described above. Documents incorporated by reference are available from CombinatoRx without charge, including exhibits. Stockholders may obtain documents incorporated by reference into this document by requesting them in writing or by telephone at the following address and telephone number:

CombinatoRx, Incorporated

245 First Street

Sixteenth Floor

Cambridge, Massachusetts 02142

(617) 301-7000

Attention: Jason F. Cole, Secretary

If you would like to request documents from CombinatoRx, please do so promptly in order to receive timely delivery of such documents prior to the Meeting.

You should rely on the information contained or incorporated by reference in this document to vote your shares at the Annual Meeting. CombinatoRx has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 23, 2008. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This Proxy Statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission has been mailed with this Proxy Statement and is available without charge by writing to:

CombinatoRx, Incorporated

245 First Street

Sixteenth Floor

Cambridge, Massachusetts 02142

(617) 301-7000

Attention: Jason F. Cole, Secretary

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

In accordance with a notice sent to certain shareholders of CombinatoRx common stock who share a single address, only one copy of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is being sent to that address unless CombinatoRx has received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, he or she may contact CombinatoRx, Incorporated, 245 First Street, Sixteenth Floor, Cambridge, Massachusetts

02142, Attention: Jason F. Cole, Secretary Tel: (617) 301-7000, and CombinatoRx will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Jason F. Cole, Secretary, using the above contact information if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our Annual Report and proxy statement, you may request householding in the future by contacting Jason F. Cole, Secretary.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

APPENDIX A

DIRECTIONS TO 245 FIRST STREET, CAMBRIDGE, MASSACHUSETTS

CombinatoRx, Incorporated

Corporate Headquarters

245 First Street

Sixteenth Floor

Cambridge, Massachusetts

(617) 301-7000

Directions from the MBTA Public Transportation

•	Take the Red Line to Kendall Square.

•	When exiting the “T,” turn so that you are walking toward Boston. You should see a silver globe in the middle of a small park directly across from the Kendall Square Post Office.

•	Cross the road (the intersection of Broadway and Third) and turn right so that you continue to walk toward Boston.

•	After you pass the One Main Street building on the left, follow the sidewalk, and take a left over a small bridge. This is First Street.

•	Take a left onto Athenaeum Street, our building is 245 First Street, a brick building on the left.

Directions from Logan Airport

•	When exiting Logan airport, take Route 1A South through the Callahan/Sumner Tunnel to Boston. Stay in the left lane.

•	After you go through the tunnel, remaining in the left lane, go up the ramp and take your second right to Route 93 North.

•	Take Exit 26 to Somerville/Cambridge/Back Bay/Storrow Drive. You will now be on Storrow Drive.

•	Stay to your left and take the first exit to Charles Street/Beacon Hill/Kendall Square and bear to the right.

•	Take your first right onto the Longfellow Bridge, heading over the Charles River.

•	At the first set of lights, take a right onto Third Street. Go down Third Street about 1/4 of a mile, and take a right on Binney Street.

•	Take the first right onto Second Street.

•	Take a left onto Athenaeum Street, our building is 245 First Street, a brick building on the right.

Directions from the Massachusetts Turnpike

•	Take the Mass Pike heading East. Exit to the left at Exit 18, Allston/Cambridge.

•	Follow the signs to Cambridge/Somerville (the Doubletree Hotel is on your right). Go over the River Street Bridge (over the Charles River) and take an immediate right onto Memorial Drive.

•	Go past Harvard and MIT (on your left).

•	At the first fork, bear left and go under the Mass. Ave. bridge.

•	At the second fork bear right. (Do not take the Downtown Boston exit.) Continue on Memorial Drive until you come to a traffic light.

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•	Take a left at the light onto Binney Street. Go through a set of lights, and take your next left onto Second Street.

•	Take a left onto Athenaeum Street, our building is 245 First Street, a brick building on the right.

Directions from I-93 North

•	Take I-93 North to Exit 26 Somerville/Cambridge/Back Bay /Storrow Drive. You will now be on Storrow Drive.

•	Stay to your left and take the first exit to Charles Street/Beacon Hill/Kendall Square and bear to the right.

•	Take your first right onto the Longfellow Bridge, heading over the Charles River.

•	At the first set of lights, take a right onto Third Street. Go down Third Street about 1/4 of a mile, and take a right onto Binney Street.

•	Take the first right onto Second Street.

•	Take a left onto Athenaeum Street, our building is 245 First Street, a brick building on the right.

Directions from I-93 South

•	Take I-93 South to Exit 26 Somerville/Cambridge/Back Bay /Storrow Drive. You will now be on Storrow Drive.

•	Stay to your left and take the first exit to Charles Street/Beacon Hill/Kendall Square and bear to the right.

•	Take your first right onto the Longfellow Bridge, heading over the Charles River.

•	At the first set of lights take a right onto Third Street. Go down Third Street about 1/4 of a mile, and take a right onto Binney Street.

•	Take the first right onto Second Street.

•	Take a left onto Athenaeum Street, our building is 245 First Street, a brick building on the right.

Directions from Route 2

•	Follow Route 2 to the end.

•	Take a right at the lights. The Alewife Red Line “T” station is on your right. Go over the bridge. Shopping centers are on your left and right. You will come to a rotary.

•	Stay to the left around the rotary, and then go straight. You will quickly come to another rotary.

•	Bear to the right around this rotary.

•	Go straight through three sets of lights. After the third set of lights, stay to the left.

•	At the fourth set of lights, take a left onto Memorial Drive. Continue on Memorial Drive. The Charles River is on your right.

•	Go past Harvard and MIT (on your left).

•	At the first fork, bear left and go under the Mass. Ave. bridge.

•	At the second fork bear right. (Do not take the Downtown Boston exit.) Continue on Memorial Drive until you come to a traffic light.

•	Take a left at the light onto Binney Street. Go through a set of lights, and take your next left onto Second Street.

•	Take a left onto Athenaeum Street, our building is 245 First Street, a brick building on the right.

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 28, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

•   Call toll free 1-800-652-VOTE (8683) within the United
State, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.

•   Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals—The Board of Directors recommends a vote FOR the listed nominees and FOR Proposal 2.

1. Election of Class II Directors:	For	Withhold		For	Withhold		For	Withhold

01 - Barbara Deptula	☐	☐	02 - Frank Haydu	☐	☐	03 - W. James O’Shea	☐	☐

		For	Against	Abstain

2.	To ratify the appointment by the Audit Committee of the Board of Directors of Emst & Young LLP, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2008.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

3 1 A V	0 1 2 4 3 5 1	MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy—CombinatoRx, Incorporated

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 29, 2008 at 9:00 a.m.

This Proxy is Solicited on behalf of the Board of Directors of CombinatoRx, Incorporated (the “Company”)

The undersigned, having received notice of the Annual Meeting of Stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints each of Robert Forrester and Jason F. Cole (with full power of substitution), as proxies of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, May 29, 2008, at the offices of the Company, 245 First Street, 16th Floor, Cambridge, Massachusetts 02142, and any adjourned or postponed session thereof, and there to vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

You can revoke your proxy at any time before it is voted at the Annual Meeting by (i) submitting another properly completed proxy bearing a later date; (ii) giving written notice of revocation to the Secretary of the Company; (iii) if you submitted a proxy through the Internet or by telephone, by submitting a proxy again through the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility; or (iv) voting in person at the Annual Meeting. If the undersigned hold(s) any of the shares of common stock in fiduciary, custodial or joint capacity, this proxy is signed by the undersigned in every such capacity as well as individually.

The shares of common stock of CombinatoRx, Incorporated (the “Company”) represented by this proxy will be voted as directed by the undersigned for the proposals herein proposed by the Company. If no direction is given with respect to any proposal specified herein, this proxy will be voted FOR the proposal. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or any adjournment thereof.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED

PRE-PAID ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)